Exhibit 10.4A

LEASE

by and between

34175 ARDENWOOD VENTURE, LLC,

a Delaware limited liability company

and

NTERYX, INC.,

a Delaware corporation

LEASE

THIS LEASE (this “Lease”) is entered into as of this 8th day of August, 2008 (the “Execution Date”), by and between 34175 ARDENWOOD VENTURE, LLC, a Delaware limited liability company (“Landlord”), and NTERYX, INC., a Delaware corporation (“Tenant”).

RECITALS

A. WHEREAS, Landlord owns certain real property (the “Property”) and the improvements thereon located at 34175 Ardenwood Boulevard in Fremont, California, including the building located thereon (the “Building”) in which the Premises (as defined below) are located; and

B. WHEREAS, Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, certain premises (the “Premises”) located in the Building, pursuant to the terms and conditions of this Lease, as detailed below.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, as shown on Exhibits A-1 and A-2 attached hereto for use by Tenant in accordance with the Permitted Use (as defined below) and no other uses. The Property and all landscaping, parking facilities and other improvements and appurtenances related thereto, including, without limitation, the Building, are hereinafter collectively referred to as the “Project.” All portions of the Project that are for the non-exclusive use of tenants of the Building, including, without limitation, driveways, sidewalks, parking areas, landscaped areas, service corridors, stairways, elevators, public restrooms and public lobbies, are hereinafter referred to as “Common Area.”

2. Basic Lease Provisions. For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

2.1. This Lease shall take effect upon the date of execution and delivery hereof by all parties hereto and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto; provided, however, and notwithstanding the provisions of Article 3, Tenant’s repair obligations under Section 19.2 with respect to the Property shall not commence until the earlier of (a) the Term Commencement Date and (b) the date that Tenant occupies the Premises.

2.2. In the definitions below, each current Rentable Area (as defined below) is expressed in rentable square footage. Rentable Area and Tenant’s Pro Rata Share (as defined below) are all subject to adjustment as provided in this Lease.

Definition or Provision	Means the Following (As of the Term Commencement Date)
Rentable Area of Premises	27,620 square feet
Rentable Area of Building	72,500 square feet
Tenant’s Pro Rata Share of Building	38.10%

2.3. Tenant’s Op Ex Share (as defined below):

Months	Rentable S.F.	Tenant’s Op Ex Share
1-6	12,000	16.55%
7-12	15,000	20.69%
13-24	20,000	27.59%
25-36	24,000	33.10%
37-60	27,620	38.10%

2.4. Initial monthly and annual installments of Base Rent for the Premises (“Base Rent”) as of the Term Commencement Date:

Months	Rentable S.F.	Per Rentable S.F.	Total Monthly	Total Annual
1-6	12,000	$2.30 monthly	$27,600	$331,200
7-12	15,000	$2.30 monthly	$34,500	$414,000
13-24	20,000	$2.40 monthly	$48,000	$576,000
25-36	24,000	$2.65 monthly	$63,600	$763,200
37-48	27,620	$2.80 monthly	$77,336	$928,032
49-60	27,620	$2.90 monthly	$80,098	$961,176

2.5. (a) Estimated Term Commencement Date for the Phase 1 Premises: September 7, 2008

(b) Estimated Term Commencement Date for the Phase 2 Premises: December 10, 2008

2.6. Estimated Term Expiration Date: September 6, 2013

2.7. Security Deposit: $80,098

2.8. Permitted Use: General office, research and development, engineering, rodent and rodent-sized mammal vivarium, pilot manufacturing and laboratory use, and related uses in conformity with Applicable Laws (as defined below)

2.9. Address for Rent Payment:	34175 Ardenwood Venture, LLC P.O. Box 511229 Los Angeles, California 90051-2997

2.10. Address for Notices to Landlord:	34175 Ardenwood Venture, LLC 17190 Bernardo Center Drive San Diego, California 92128 Attn: General Counsel/Real Estate

With a copy to:	Tarlton Properties, Inc. 955 Alma Street Palo Alto, California 94301

2.11. Address for Notices to Tenant:

Before the Term Commencement Date:

560 S. Winchester Blvd. San Jose, California 95128 Attn: Vice President - Finance

After the Term Commencement Date:

The Premises Attn: Vice President - Finance

2.12. The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit A-1	Phase 1 Premises
Exhibit A-2	Phase 2 Premises
Exhibit B	Work Letter
Exhibit C-1	Acknowledgement of Phase 1 Term Commencement Date and Term Expiration Date
Exhibit C-2	Acknowledgement of Phase 2 Term Commencement Date
Exhibit D	Form of Additional TI Allowance Acceptance Letter
Exhibit E	Form of Letter of Credit
Exhibit F	Rules and Regulations
Exhibit G-1	Phase l Tenant Improvements
Exhibit G-2	Phase 2 Tenant Improvements
Exhibit G-3	Landlord Work
Exhibit H	Signage
Exhibit I	Tenant’s Personal Property
Exhibit J	Form of Estoppel Certificate
Exhibit K	Landlord’s Personal Property

3. Term. The actual term of this Lease shall be sixty (60) months (the “Term”), starting on the actual Term Commencement Date (as defined in Section 4.2) and ending on the Term Expiration Date, subject to earlier termination of this Lease as provided herein.

4. Possession and Commencement Date.

4.1. Landlord shall use commercially reasonable efforts to tender possession of (a) the portion of the Premises depicted on Exhibit A-1 attached hereto (such portion of the Premises, the “Phase 1 Premises”) to Tenant on the Estimated Term Commencement Date for the Phase 1 Premises with the work described on Exhibit G-1 attached hereto (the “Phase 1 Tenant Improvements”) Substantially Complete (as defined below) and (b) the remainder of the Premises as depicted on Exhibit A-2 attached hereto (such portion of the Premises, the “Phase 2 Premises”) on the Estimated Term Commencement Date for the Phase 2 Premises, with the work described on Exhibit G-2 attached hereto (the “Phase 2 Tenant Improvements” and, collectively with the Phase 1 Tenant Improvements, the “Tenant Improvements”) and the work described in Exhibit G-3 attached hereto (the “Landlord Work”) Substantially Complete. Tenant agrees that in the event such work is not Substantially Complete on or before such dates for any reason, then (w) this Lease shall not be void or voidable, (x) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, (y) the Term Expiration Date shall be extended accordingly (with respect to a delay in the Term Commencement Date for the Phase 1 Premises only) and (z) Tenant shall not be responsible for the payment of any Base Rent or Operating Expenses (as each term is defined below) until the actual Term Commencement Date as described in Section 4.2 occurs. The term “Substantially Complete” or “Substantial Completion” means that the respective Tenant Improvements are substantially complete in accordance with the Approved Plans (as defined in the Work Letter attached as Exhibit B hereto (the “Work Letter”)), except for minor punch list items that do not materially interfere with Tenant’s use of the respective Premises for the Permitted Use and, as to the Phase 2 Tenant Improvements and Landlord Work only, Landlord has obtained all approvals and permits from the appropriate Governmental Authorities (as defined below) required for legal occupancy of the Premises for the Permitted Use. Notwithstanding anything in this Lease (including the Work Letter) to the contrary, Landlord’s obligation to timely achieve Substantial Completion shall be subject to extension on a day-for-day basis as a result of accident; breakage; repair; strike, lockout or other labor disturbance or labor dispute of any character; act of terrorism; shortage of materials, which shortage is not unique to Landlord or Tenant, as the case may be; governmental regulation, moratorium or other governmental action, inaction or delay; or Landlord’s inability, despite the exercise of reasonable diligence or by any other cause, including Landlord’s negligence, to furnish any such utility or service (collectively, “Force Majeure”).

4.2. The “Term Commencement Date” (a) with respect to the Phase 1 Premises shall be the date on which Landlord tenders possession of the Phase 1 Premises to Tenant with the Phase 1 Tenant Improvements Substantially Complete, and (b) with respect to the remainder of the Premises shall be the date on which Landlord tenders possession of the Phase 2 Premises to Tenant with the Phase 2 Tenant Improvements and Landlord Work Substantially Complete. If possession is delayed by action of Tenant (“Tenant Delay”), then the Term Commencement Date shall be the date that the Term Commencement Date would have occurred but for such Tenant Delay; provided that Landlord shall notify Tenant in writing of any actual Tenant Delay promptly after Landlord becomes aware of such Tenant Delay. Tenant shall execute and deliver to Landlord written acknowledgment of the actual Term Commencement Date with respect to the applicable Premises and the Term Expiration Date within ten (10) days after Tenant takes occupancy of the respective Premises, in the forms attached as Exhibit C-1 and C-2 hereto. Failure to execute and deliver such acknowledgments, however, shall not affect the Term

Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the Premises required for the Permitted Use by Tenant shall not serve to extend the Term Commencement Date. Notwithstanding the foregoing, if the respective Term Commencement Date has not occurred for any reason (excluding Tenant Delay and Force Majeure (with Force Majeure not to exceed thirty (30) days)) on or before the date that is (y) fourteen (14) days after the respective Estimated Term Commencement Date, then, in addition to Tenant’s other rights or remedies, Tenant shall be entitled to abatement of Base Rent and Operating Expenses for the Phase 1 Premises or Phase 2 Premises, as applicable, for one (1) day for each one (1) day that the respective Term Commencement Date is delayed beyond such date (provided that, notwithstanding the foregoing, with respect to this Subsection 4.2(y) only, Landlord shall not receive a delay in the commencement of its rent abatement obligation with respect to the Phase 2 Premises only due to Force Majeure); or (z) forty-four (44) days after the Estimated Term Commencement Date (with respect to the Phase 1 Premises) or fifty-nine (59) days after the Estimated Term Commencement Date (with respect to the Phase 2 Premises), then Tenant may terminate this Lease by written notice to Landlord delivered no later than two (2) business days following such respective dates effective as of Landlord’s receipt of such notice, whereupon any monies previously paid by Tenant to Landlord (less any amounts owed by Tenant for breaches of this Lease) shall be reimbursed to Tenant.

4.3. Landlord shall permit Tenant to enter upon the Premises prior to the respective Term Commencement Date solely for the purpose of installing improvements or the placement of personal property. Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 24 are in effect, and such entry shall be subject to all the terms and conditions of this Lease other than the payment of Base Rent or Tenant’s Op Ex Share of Operating Expenses (as each term is defined below); and provided, further, that if the Term Commencement Date is delayed due to such early access, then such delay shall constitute a Tenant Delay and the applicable Term Commencement Date shall be the date that such Term Commencement Date would have occurred but for such delay; provided that Landlord shall notify Tenant in writing of any actual Tenant Delay promptly after Landlord becomes aware of such Tenant Delay. Tenant shall promptly repair any damage it causes to the Premises during such early entry period.

4.4. Landlord shall cause to be constructed the tenant improvements in the Premises (the “Tenant Improvements”) pursuant to the Work Letter. Tenant shall be responsible for the cost of the Tenant Improvements as reflected in the Initial Budget (as defined in the Work Letter) plus any costs arising from Tenant Delay (including Tenant’s failure to timely respond to requests as outlined in the Lease (including the Work Letter)) or from Changes (as defined in the Work Letter) requested by Tenant; provided, however, that Tenant may pay such costs out of a Tenant Improvement allowance of (a) One Million Four Hundred Thirty-Six Thousand Two Hundred Forty Dollars ($1,436,240) (based upon Fifty-Two Dollars ($52) per rentable square foot) (the “Base TI Allowance”) plus (b) if properly requested by Tenant pursuant to this Section 4.4, Six Hundred Ninety Thousand Five Hundred Dollars ($690,500) (based upon Twenty-Five Dollars ($25) per rentable square foot) (the “Additional TI Allowance”), for a total of Two Million One Hundred Twenty-Six Thousand Seven Hundred Forty Dollars ($2,126,740) (based upon Seventy-Seven Dollars ($77) per rentable square foot). The Base TI Allowance, together with Additional TI Allowance (if properly requested by Tenant pursuant to this

Article 4), shall be referred to herein as the “TI Allowance.” The TI Allowance may be applied to the costs of (n) construction, (o) project management by Landlord (which fee shall equal five percent (5%) of the cost of the Tenant Improvements, including the Base TI Allowance and, if used by Tenant, the Additional TI Allowance), (p) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (q) building permits and other taxes, fees, charges and levies by Governmental Authorities (as defined below) for permits or for inspections of the Tenant Improvements, and (r) costs and expenses for labor, material, equipment and fixtures. In no event shall the TI Allowance be used for (w) payments to Tenant or any affiliates of Tenant, (x) the purchase of any furniture, personal property or other non-building system equipment, (y) costs resulting from any default by Tenant of its obligations under this Lease or (z) costs that are recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors). Notwithstanding anything to the contrary in this Lease or the Work Letter, except for Changes requested by Tenant (that shall be performed for an amount not to exceed the “not to exceed” price provided by Landlord to Tenant at the time Landlord approves such Change) and costs due to Tenant Delays, Landlord shall be solely responsible, and Tenant shall not be responsible, for any costs to construct the Tenant Improvements (to the extent specifically described in Exhibits G-1 and G-2) in excess of the Base T1 Allowance. Landlord shall perform the Landlord Work at Landlord’s sole cost.

4.5. Base Rent shall be increased to include the amount of the Additional TI Allowance disbursed by Landlord in accordance with this Lease amortized over seven (7) years at a rate of nine and one-half percent (9.5%), which amount shall be increased on each annual anniversary of the Term Commencement Date for the Phase 1 Premises by the percentage by which the Base Rent in Section 2.4 increases on such date. Tenant shall have until June 30, 2010 (the “TI Deadline”), to expend the unused portion of the TI Allowance, after which date Landlord’s obligation to fund such costs shall expire. The amount by which Base Rent shall be increased shall be determined (and Base Rent shall be increased accordingly) as of the Term Commencement Date and, if such determination does not reflect use by Tenant of all of the Additional TI Allowance, shall be determined again as of each subsequent disbursal date, with the amortization period for each such disbursal after the TI Deadline equal to the difference between seven (7) years and the amount of time that has elapsed between the Term Commencement Date and such disbursal date.

4.6. Landlord shall not be obligated to expend any portion of the Additional TI Allowance until Landlord shall have received from Tenant a letter in the form attached as Exhibit D hereto executed by an authorized officer of Tenant.

5. Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises, the Building or the Project, or with respect to the suitability of the Premises, the Building or the Project for the conduct of Tenant’s business. Tenant acknowledges that (a) it is fully familiar with the condition of the Premises and agrees to take the same in its condition “as is” as of the Term Commencement Date and (b) except as expressly set forth in Section 17.7, Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for or construct any improvements to the Premises, other than with regard to (y) the base building infrastructure (including the roof and Building systems) shall be in good working order and repair as of the Term Commencement Date and for sixty (60) days thereafter at Landlord’s sole cost and not as an Operating Expense, and (z) the Landlord Work and the Tenant Improvements. Tenant’s taking of possession of the Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, or with respect to Landlord’s express obligations in this Article 5 or Section 4.10 of the Work Letter, conclusively establish that the Premises, the Building and the Project were at such time in good, sanitary and satisfactory condition and repair. Notwithstanding the foregoing, Landlord shall deliver the Premises to Tenant in compliance with Applicable Laws.

6. [Intentionally omitted]

7. Rentable Area.

7.1. The term “Rentable Area” shall reflect such areas as reasonably calculated by Landlord’s architect, as the same may be reasonably adjusted from time to time by Landlord in consultation with Landlord’s architect to reflect changes to the Premises or Building, as applicable. The “Rentable Area” of the Premises and Building are currently deemed to be the amounts set forth in Section 2.2.

7.2. The Rentable Area of the Building is generally determined by making separate calculations of Rentable Area applicable to each floor within the Building and totaling the Rentable Area of all floors within the Building. The Rentable Area of a floor is computed by measuring to the outside finished surface of the permanent outer Building walls. The full area calculated as previously set forth is included as Rentable Area, without deduction for columns and projections or vertical penetrations, including stairs, elevator shafts, flues, pipe shafts, vertical ducts and the like, as well as such items’ enclosing walls.

7.3. The term “Rentable Area,” when applied to the Premises, is that area equal to the usable area of the Premises, plus an equitable allocation of Rentable Area within the Building that is not then utilized or expected to be utilized as usable area, including, but not limited to, that portion of the Building devoted to corridors, equipment rooms, restrooms, elevator lobby, atrium and mailroom.

8. Rent.

8.1. Tenant shall pay to Landlord as Base Rent for the Premises, commencing on the Term Commencement Date, the sums set forth in Section 2.4. Base Rent shall be paid in equal monthly installments as set forth in Section 2.4, each in advance on the first day of each and every calendar month during the Term.

8.2. In addition to Base Rent, Tenant shall pay to Landlord as additional rent (“Additional Rent”) at times hereinafter specified in this Lease (a) “Tenant’s Op Ex Share,” as set forth in Section 2.3, of Operating Expenses (as defined below) and (b) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods. For the sake of clarity, Tenant’s Op Ex Share of Operating Expenses includes such share of Common Area expenses plus one hundred percent (100%) of the cost of Operating Expenses for the Premises.

8.3. Base Rent and Additional Rent shall together be denominated “Rent.” Rent shall be paid to Landlord, without abatement, deduction or offset (except as expressly provided in this Lease), in lawful money of the United States of America at the office of Landlord as set forth in Section 2.9 or to such other person or at such other place as Landlord may from time designate in writing. In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of the number of days in that month and shall be paid at the then-current rate for such fractional month.

9. [Intentionally omitted]

10. Operating Expenses.

10.1. As used herein, the term “Operating Expenses” shall include:

(a) Government impositions including, without limitation, property tax costs consisting of real and personal property taxes and assessments, including amounts due under any improvement bond upon the Building or the Project, including the parcel or parcels of real property upon which the Building and areas serving the Building are located or assessments in lieu thereof imposed by any federal, state, regional, local or municipal governmental authority, agency or subdivision (each, a “Governmental Authority”) are levied; taxes on or measured by gross rentals received from the rental of space in the Project; taxes based on the square footage of the Premises, the Building or the Project, as well as any parking charges, utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from Applicable Laws (as defined below) or interpretations thereof, promulgated by any Governmental Authority in connection with the use or occupancy of the Project or the parking facilities serving the Project; taxes on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises; and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof. Operating Expenses shall not include any net income, franchise, capital stock, estate or inheritance taxes, or taxes that are the personal obligation of Tenant or of another tenant of the Project. In addition, Operating Expenses shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense or any increase therein (i) levied on Landlord’s rental income, unless such tax or assessment is imposed in lieu of real property taxes, (ii) in excess of the amount that would be payable if such tax or assessment were paid in installments over the longest permitted term or (iii) imposed on land and improvements other than the Project; and

(b) All other costs of any kind paid or incurred by Landlord in connection with the operation or maintenance of the Building and the Project including, by way of example and not of limitation, costs of repairs and replacements to improvements within the Project as appropriate to maintain the Project as required hereunder, including costs of utilities furnished to the Common Areas; sewer fees; cable television; trash collection; cleaning, including windows;

heating; ventilation; air-conditioning; maintenance of landscaping and grounds; maintenance of drives and parking areas; maintenance of the roof; security services and devices; building supplies; maintenance or replacement of equipment utilized for operation and maintenance of the Project; license, permit and inspection fees; sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Project or Building systems and equipment; telephone, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance or repair of the Project; accounting, legal and other professional fees and expenses incurred in connection with the Project; costs of furniture, draperies, carpeting, landscaping and other customary and ordinary items of personal property provided by Landlord for use in Common Areas or in the Project office; capital expenditures; costs of complying with all federal, state, municipal and local laws, codes, ordinances, rules and regulations of Governmental Authorities, committees, associations, or other regulatory committees, agencies or governing bodies having jurisdiction over the Property, the Project, the Building, the Premises, Landlord or Tenant, including both statutory and common law and hazard waste rules and regulations (“Applicable Laws”); insurance premiums, including premiums for public liability, property casualty, earthquake, terrorism and environmental coverages; portions of insured losses paid by Landlord as part of the deductible portion of a loss pursuant to the terms of insurance policies (subject to Section 25.1); service contracts; costs of services of independent contractors retained to do work of a nature referenced above; and costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Project, its equipment, the adjacent walks, landscaped areas, drives and parking areas, including, without limitation, janitors and floor waxers (for the Common Areas), window washers, watchmen, gardeners, sweepers and handymen.

Notwithstanding the foregoing, Operating Expenses shall not include any leasing commissions; expenses that relate to preparation of rental space for a tenant; expenses of initial development and construction, including, but not limited to, grading, paving, landscaping and decorating (as distinguished from maintenance, repair and replacement of the foregoing); legal expenses relating to other tenants; costs of repairs to the extent reimbursed by payment of insurance proceeds received by Landlord; interest upon loans to Landlord or secured by a mortgage or deed of trust covering the Project or a portion thereof (provided that interest upon a government assessment or improvement bond payable in installments shall constitute an Operating Expense under Subsection 10.1(a)); salaries of executive officers of Landlord; depreciation claimed by Landlord for tax purposes (provided that this exclusion of depreciation is not intended to delete from Operating Expenses actual costs of repairs and replacements in regard thereto that are provided for in this Lease); taxes that are excluded from Operating Expenses by the last two (2) sentences of Section 10.1(a); costs occasioned by the gross negligence or willful misconduct of Landlord or its agents, employees or contractors; costs caused by casualties or condemnation; costs to cure code violations that existed on the Term Commencement Date; costs incurred in connection with the presence of any Hazardous Material at the Property (other than the Premises), except to the extent caused by the release or emission of the Hazardous Material in question or a violation of Applicable Laws or a breach of this Lease by Tenant; costs incurred in connection with the presence of Hazardous Materials in the Premises as described in Subsections 22.1(b)(i) and (ii); expense reserves; costs of structural repairs to the Building; and costs that would properly be capitalized under generally accepted accounting principles (“GAAP”), except to the extent amortized over the useful life of the capital item in question. To the extent that Tenant uses more than Tenant’s pro rata share (“Tenant’s Pro Rata Share”) of any item of Operating Expenses, Tenant shall pay Landlord for such excess in addition to Tenant’s obligation to pay Tenant’s Op Ex Share of Operating Expenses.

10.2. Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, (a) the Property Management Fee (as defined below) and (b) Landlord’s estimate of Tenant’s Op Ex Share of Operating Expenses with respect to the Building and the Project, as applicable, for such month.

(x) The “Property Management Fee” shall equal three percent (3%) of the Base Rent due from Tenant; provided, however, that the Property Management Fee shall not apply to reimbursements made by Tenant to Landlord for Tenant’s use of utilities.

(y) Within ninety (90) days after the conclusion of each calendar year (or such longer period as may be reasonably required by Landlord), Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses and Tenant’s Op Ex Share of Operating Expenses for the previous calendar year. Any additional sum due from Tenant to Landlord shall be due and payable within thirty (30) days after Tenant’s receipt of such statement. If the amounts paid by Tenant pursuant to this Section 10.2 exceed Tenant’s Op Ex Share of Operating Expenses for the previous calendar year, then Landlord shall credit the difference against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany said statement with payment for the amount of such difference.

(z) Any amount due under this Section 10.2 for any period that is less than a full month shall be prorated (based on the actual number of days in the month) for such fractional month.

10.3. Landlord’s annual statement shall be final and binding upon Tenant unless Tenant, within sixty (60) days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reasons therefor. If, during such sixty (60) period, Tenant reasonably and in good faith questions or contests the correctness of Landlord’s statement of Tenant’s Op Ex Share of Operating Expenses, Landlord shall provide Tenant with reasonable access to Landlord’s books and records to the extent relevant to determination of Operating Expenses, and such information as Landlord reasonably determines to be responsive to Tenant’s written inquiries. In the event that, after Tenant’s review of such information, Landlord and Tenant cannot agree upon the amount of Tenant’s Op Ex Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm hired by Tenant on an hourly basis and not on a contingent-fee basis (at Tenant’s sole cost and expense) and approved by Landlord (which approval Landlord shall not unreasonably withhold or delay) audit and review such of Landlord’s books and records for the year in question as directly relate to the determination of Operating Expenses for such year (the “Independent Review”). Landlord shall make such books and records available at the location where Landlord maintains them in the ordinary course of its business. Landlord need not provide copies of any books or records. Tenant shall commence the Independent Review within fifteen (15) days after the date Landlord has given Tenant access to Landlord’s books and records for the Independent Review. Tenant shall complete the Independent Review and notify

Landlord in writing of Tenant’s specific objections to Landlord’s calculation of Operating Expenses (including Tenant’s accounting firm’s written statement of the basis, nature and amount of each proposed adjustment) no later than sixty (60) days after Landlord has first given Tenant access to Landlord’s books and records for the Independent Review. Landlord shall review the results of any such Independent Review. The parties shall endeavor to agree promptly and reasonably upon Operating Expenses taking into account the results of such Independent Review. If, as of sixty (60) days after Tenant has submitted the Independent Review to Landlord, the parties have not agreed on the appropriate adjustments to Operating Expenses, then the parties shall engage a mutually agreeable independent third party accountant with at least ten (10) years’ experience in commercial real estate accounting in the San Francisco Bay Area (the “Accountant”). If the parties cannot agree on the Accountant, each shall within ten (10) days after such impasse appoint an Accountant (different from the accountant and accounting firm that conducted the Independent Review) and, within ten (10) days after the appointment of both such Accountants, those two Accountants shall select a third (which cannot be the accountant and accounting firm that conducted the Independent Review). If either party fails to timely appoint an Accountant, then the Accountant the other party appoints shall be the sole Accountant. Within ten (10) days after appointment of the Accountant(s), Landlord and Tenant shall each simultaneously give the Accountants (with a copy to the other party) its determination of Operating Expenses, with such supporting data or information as each submitting party determines appropriate. Within ten (10) days after such submissions, the Accountants shall by majority vote select either Landlord’s or Tenant’s determination of Operating Expenses. The Accountants may not select or designate any other determination of Operating Expenses. The determination of the Accountant(s) shall bind the parties. If the parties agree or the Accountant(s) determine that Tenant’s Op Ex Share of Operating Expenses actually paid for the calendar year in question exceeded Tenant’s obligations for such calendar year, then Landlord shall, at Tenant’s option, either (a) credit the excess to the next succeeding installments of Rent or (b) pay the excess to Tenant within thirty (30) days after delivery of such results; and if such excess was more than five percent (5%) of Tenant’s Pro Rata Share of Operating Expenses, Landlord shall pay all of the costs of the Independent Review and the Accountants. If the parties agree or the Accountant(s) determine that Tenant’s payments of Tenant’s Op Ex Share of Operating Expenses for such calendar year were less than Tenant’s obligation for the calendar year, then Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such results.

10.4. Tenant shall not be responsible for Operating Expenses attributable to the time period prior to the Term Commencement Date; and if Landlord shall permit Tenant to enter the Premises prior to the Term Commencement Date, Tenant shall not be responsible for Operating Expenses from such earlier date of possession. Tenant’s responsibility for Tenant’s Op Ex Share of Operating Expenses shall continue to the latest of (a) the date of termination of the Lease, (b) the date Tenant has fully vacated the Premises or (c) if termination of the Lease is due to a default by Tenant, the date of rental commencement of a replacement tenant.

10.5. Operating Expenses for the calendar year in which Tenant’s obligation to share therein commences and for the calendar year in which such obligation ceases shall be prorated on a basis reasonably determined by Landlord. Expenses such as taxes, assessments and insurance premiums that are incurred for an extended time period shall be prorated based upon the time periods to which they apply so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

10.6. Within six (6) business days after the end of each calendar month, Tenant shall submit to Landlord an invoice, or, in the event an invoice is not available, an itemized list, of all costs and expenses that (a) Tenant has incurred (either internally or by employing third parties) during the prior month and (b) for which Tenant reasonably believes it is entitled to reimbursements from Landlord pursuant to the terms of this Lease.

11. Taxes on Tenant’s Property.

11.1. Tenant shall pay prior to delinquency any and all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises.

11.2. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or, if the assessed valuation of the Building or the Property is increased by inclusion therein of a value attributable to Tenant’s personal property or trade fixtures, and if Landlord, after written notice to Tenant, pays the taxes based upon any such increase in the assessed valued of the Building or the Project, then Tenant shall, upon demand, repay to Landlord the taxes so paid by Landlord.

11.3. If any improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord’s building standards (the “Building Standard”) in other spaces in the Building are assessed, then the real property taxes and assessments levied against Landlord or the Building by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 11.2. Any such excess assessed valuation due to improvements in or alterations to space in the Building leased by other tenants of Landlord shall not be included in the Operating Expenses defined in Article 10, but shall be treated, as to such other tenants, as provided in this Section 11.3. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements or alterations are assessed at a higher valuation than the Building Standard, then such records shall be binding on both Landlord and Tenant.

12. Security Deposit.

12.1. Tenant has deposited with Landlord the sum set forth in Section 2.7 (the “Security Deposit”), which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the period commencing on the Execution Date and ending upon the expiration or termination of this Lease. If Tenant Defaults with respect to any provision of this Lease, including, but not limited to, any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If any portion of the Security

Deposit is so used or applied, then Tenant shall, within ten (10) days following demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Lease. The provisions of this Article 12 shall survive the expiration or earlier termination of this Lease. TENANT HEREBY WAIVES THE REQUIREMENTS OF SECTION 1950.7 OF THE CALIFORNIA CIVIL CODE WITH RESPECT TO THE USES TO WHICH SECURITY DEPOSITS MAY BE APPLIED PURSUANT TO THIS LEASE AND SUCH SECTION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

12.2. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

12.3. Landlord may deliver to any purchaser of Landlord’s interest in the Premises the funds deposited hereunder by Tenant; and thereupon Landlord shall be discharged from any further liability with respect to such deposit. This provision shall also apply to any subsequent transfers.

12.4. Provided Tenant has surrendered the Premises to Landlord, the Security Deposit, or any balance thereof (after Landlord has made appropriate deductions, if any, to restore the condition of the Premises to that required by the Lease and to cure any other defaults by Tenant under the Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease.

12.5. [Intentionally omitted]

12.6. If the Security Deposit shall be in cash, Landlord shall hold the Security Deposit in an account at a banking organization selected by Landlord; provided, however, that Landlord shall not be required to maintain a separate account for the Security Deposit, but may intermingle it with other funds of Landlord. Landlord shall be entitled to all interest and/or dividends, if any, accruing on the Security Deposit. Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit.

12.7. The Security Deposit may be in the form of cash, a letter of credit or any other security instrument acceptable to Landlord in its sole discretion. Tenant may at any time, except during Default (as defined below), deliver a letter of credit (the “L/C Security”) as the entire Security Deposit, as follows.

(a) If Tenant elects to deliver L/C Security, then Tenant shall provide Landlord, and maintain in full force and effect throughout the Term, a letter of credit in the form of Exhibit E issued by an issuer reasonably satisfactory to Landlord, in the amount of the Security Deposit, with an initial term of at least one year. If, at the Term Expiration Date, any Rent remains uncalculated or unpaid, then: (i) Landlord shall with reasonable diligence complete any necessary calculations; (ii) Tenant shall extend the expiry date of such L/C Security from time to time as Landlord reasonably requires, but no longer than ninety (90) days; and (iii) in such extended period, Landlord shall not unreasonably refuse to consent to an appropriate reduction of the L/C Security. Tenant shall reimburse Landlord’s legal costs (as estimated by Landlord’s counsel) in handling Landlord’s acceptance of L/C Security or its replacement or extension, not to exceed Five Hundred Dollars ($500) per occurrence.

(b) If Tenant delivers to Landlord satisfactory L/C Security in place of the entire Security Deposit, Landlord shall remit to Tenant any cash Security Deposit Landlord previously held. Tenant may at any time replace the L/C Security with a cash Security Deposit, at which time Landlord shall return the L/C Security to Tenant.

(c) Landlord may draw upon the L/C Security, and hold and apply the proceeds in the same manner and for the same purposes as the Security Deposit, if: (i) an uncured Default (as defined below) exists; (ii) as of the date thirty (30) days before any L/C Security expires (even if such scheduled expiry date is after the Term Expiration Date) Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, reasonably satisfactory to Landlord, extending the expiry date to the earlier of (1) six (6) months after the then-current Term Expiration Date or (2) the date one year after the then-current expiry date of the L/C Security; (iii) Tenant fails to pay (when and as Landlord reasonably requires) any bank charges for Landlord’s transfer of the L/C Security; or (iv) provided the issuer will not accept draw requests by overnight courier, the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office within twenty (20) miles of the city where Landlord may present drafts under the L/C Security. This paragraph does not limit any other provisions of this Lease allowing Landlord to draw the L/C Security under specified circumstances.

(d) Tenant shall not seek to enjoin, prevent, or otherwise interfere with Landlord’s draw under L/C Security, even if it violates this Lease. Tenant acknowledges that the only effect of a wrongful draw would be to substitute a cash Security Deposit for L/C Security, causing Tenant no legally recognizable damage. Landlord shall hold the proceeds of any draw in the same manner and for the same purposes as a cash Security Deposit. In the event of a wrongful draw, the parties shall cooperate to allow Tenant to post replacement L/C Security simultaneously with the return to Tenant of the wrongfully drawn sums, and Landlord shall upon request confirm in writing to the issuer of the L/C Security that Landlord’s draw was erroneous.

(e) If Landlord transfers its interest in the Premises, then Tenant shall at Tenant’s expense, within five (5) Business Days after receiving a request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the L/C Security naming Landlord’s grantee as substitute beneficiary. If the required Security changes while L/C Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security.

13. Use.

13.1. Tenant shall use the Premises only for the purpose set forth in Section 2.8, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

13.2. Tenant shall not use or occupy the Premises in violation of Applicable Laws; zoning ordinances; or the certificate of occupancy issued for the Building, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises that is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above, or that in Landlord’s reasonable opinion violates any of the above. Tenant shall comply with any direction of any Governmental Authority having jurisdiction that shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof.

13.3. Tenant shall not do or permit to be done anything that will invalidate or increase the cost (unless Tenant promptly pays such increase) of any fire, environmental, extended coverage or any other insurance policy covering the Building and the Project, and shall comply with all rules, orders, regulations and requirements of the insurers of the Building and the Project, and Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article 13.

13.4. Tenant shall keep all doors opening onto public corridors closed, except when in use for ingress and egress.

13.5. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made to existing locks or the mechanisms thereof without Landlord’s prior written consent; provided, however, subject to Landlord’s consent as to the details thereof, which consent shall not be unreasonably withheld or delayed, Tenant shall be permitted to modify or add to the current security system and master key system for the Premises; provided that Landlord shall continue to have access to the Premises consistent with Landlord’s rights under this Lease. Tenant shall, upon termination of this Lease, return to Landlord all keys to offices and restrooms either furnished to or otherwise procured by Tenant. In the event any key so furnished to Tenant is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

13.6. No awnings or other projections shall be attached to any outside wall of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord’s standard window coverings without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed, nor shall any bottles, parcels or other articles be placed on the windowsills.

13.7. No sign, advertisement or notice (“Signage”) shall be exhibited, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior written consent. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at Tenant’s sole cost and expense, and shall be of a size, color and type and be located in a place acceptable to Landlord. The directory tablet shall be provided exclusively for the display of the name and location of tenants only. Tenant shall not place anything on the exterior of the corridor walls or corridor doors other than Landlord’s standard lettering. Tenant shall have Signage rights for the Premises substantially consistent with the Signage permitted for other comparable Tenants in the Project, as Landlord reasonably determines. At Landlord’s option, Landlord may install any such Signage, and Tenant shall pay all costs associated with such installation within five (5) days after demand therefor.

13.8. Tenant shall only place equipment within the Premises with floor loading consistent with the structural design of the Building without Landlord’s prior written approval, and such equipment shall be placed in a location designed to carry the weight of such equipment. Tenant shall have the right to signage that is both (a) approved in advance by Landlord and (b) in compliance with Applicable Laws, including, without limitation, City of Fremont codes, including the signage described in Exhibit H.

13.9. Tenant shall cause any office equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into the Common Areas or other offices in the Building.

13.10. Tenant shall not (a) do or permit anything to be done in or about the Premises that shall in any way obstruct or interfere with the rights of other tenants or occupants of the Building or the Project, or injure or annoy them, (b) use or allow the Premises to be used for immoral, unlawful or objectionable purposes, (c) cause, maintain or permit any nuisance or waste in, on or about the Premises, the Building or the Project or (d) take any other action that would in Landlord’s reasonable determination in any manner adversely affect other tenants’ quiet use and enjoyment of their space or adversely impact their ability to conduct business in a professional and suitable work environment.

13.11. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq. (together with regulations promulgated pursuant thereto, the “ADA”), and Tenant shall indemnify, save, defend and hold Landlord harmless from and against any loss, cost, liability or expense (including reasonable attorneys’ fees and disbursements) arising out of any failure of the Premises to comply with the ADA; provided, however, that Landlord shall perform alterations to the Premises required by a change in Applicable Laws (other than alterations necessitated by Tenant’s particular use of the Premises, which Tenant shall complete at its sole cost and expense), which Tenant shall pay (a) as Operating Expenses (subject to the terms of Section 10.1), if such alterations are not confined to the Premises, or (b) to Landlord within thirty (30) days after receipt of an invoice therefor, if such alterations are confined to the Premises (provided that, in the case of Subsection 13.11(b), if such costs are for capital repairs or replacements to the Premises, they shall be amortized over the improvements’ useful lives in accordance with GAAP); and provided that Tenant notifies Landlord in writing of the need for any such alterations. The provisions of this Section 13.11 shall survive the expiration or earlier termination of this Lease.

14. Rules and Regulations, CC&Rs, Parking Facilities and Common Areas.

14.1. Tenant shall have the non-exclusive right, in common with others, to use the Common Areas, subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit F, together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its reasonable discretion (the “Rules and Regulations”). Tenant shall have the right to install certain equipment (including, without limitation, a satellite dish), which equipment and the location thereof shall be subject to Landlord’s reasonable consent; provided that (a) any such equipment and the installation thereof shall (i) comply with any recorded covenants, conditions or restrictions on the Project or Property (the “CC&Rs”), (ii) not void any warranty on the roof and (iii) not be visible from the street and (b) any penetrations of the roof shall be done by a contractor selected by Landlord in its sole and absolute discretion. Tenant shall also have the right, at no additional cost, to use Tenant’s Pro Rata Share of the fenced space behind the Building (including the bunkers) for storage of Hazardous Materials (as defined below), which use shall include the exclusive use of portions thereof, which Tenant shall secure at its sole cost and expense. Tenant shall faithfully observe and comply with the Rules and Regulations. Landlord shall not be responsible to Tenant for the violation or nonperformance by any other tenant or any agent, employee or invitee thereof of any of the Rules and Regulations.

14.2. This Lease is subject to any CC&Rs. Tenant shall comply with the CC&Rs.

14.3. Tenant shall have a non-exclusive, irrevocable license to use Tenant’s Pro Rata Share of parking facilities (three and one-half (3.5) spaces per one thousand (1,000) rentable square feet of the Premises) serving the Building in common on an unreserved basis with other tenants of the Building and the Project during the Term at no cost (other than as part of Operating Expenses).

14.4. Tenant agrees not to unreasonably overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Nothing in this Section, however, is intended to create an affirmative duty on Landlord’s part to monitor parking.

14.5. Subject to Section 15.1, Landlord reserves the right to reasonably modify the Common Areas, including the right to add or remove exterior and interior landscaping and to subdivide real property. Tenant acknowledges that Landlord specifically reserves the right to allow the exclusive use of corridors and restroom facilities located on specific floors to one or more tenants occupying such floors; provided, however, that Tenant shall not be deprived of the use of the corridors reasonably required to serve the Premises or of restroom facilities serving the floor upon which the Premises are located.

15. Project Control by Landlord.

15.1. Landlord reserves full control over the Building and the Project to the extent not inconsistent with Tenant’s enjoyment of the Premises as provided by this Lease. This reservation includes, without limitation, Landlord’s right to subdivide the Project, convert the Building to condominium units, grant easements and licenses to third parties, and maintain or establish ownership of the Building separate from fee title to the Property. No exercise of such right shall materially interfere with the Permitted Use or materially increase Tenant’s obligations or decrease its rights under this Lease.

15.2. Possession of areas of the Premises necessary for utilities, services, safety and operation of the Building is reserved to Landlord.

15.3. Tenant shall, at Landlord’s request, promptly execute such further documents as may be reasonably appropriate to assist Landlord in the performance of its obligations hereunder; provided that Tenant need not execute any document that creates additional liability for Tenant or that deprives Tenant of the quiet enjoyment and use of the Premises as provided for in this Lease.

15.4. Landlord may, at any and all reasonable times during non-business hours (or during business hours if Tenant so requests), and upon one (1) business day’s prior notice (provided that no time restrictions shall apply or advance notice be required if an emergency necessitates immediate entry), enter the Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply any service Landlord is required to provide hereunder, (c) show the Premises to prospective purchasers or tenants during the final year of the Term, (d) post notices of nonresponsibility, (e) access the telephone equipment, electrical substation and fire risers and (f) alter, improve or repair any portion of the Building other than the Premises for which access to the Premises is reasonably necessary. In connection with any such alteration, improvement or repair as described in Subsection 15.4(f), Landlord may erect in the Premises or elsewhere in the Project scaffolding and other structures reasonably required for the alteration, improvement or repair work to be performed. In no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Section 15.4; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible. Landlord shall at all times retain a key with which to unlock all of the doors in the Premises. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof. Any entry by Landlord and Landlord’s agents shall not impair Tenant’s operations more than reasonably necessary.

16. Quiet Enjoyment. So long as Tenant is not in Default under this Lease, Landlord or anyone acting through or under Landlord shall not disturb Tenant’s occupancy of the Premises, except as permitted by this Lease.

17. Utilities and Services.

17.1. Tenant shall pay for all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water), gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any governmental or third party fees, surcharges and taxes thereon. If any such utility is not separately metered to Tenant, Tenant shall pay a reasonable proportion (to be determined by Landlord) of all charges of such utility jointly metered with other premises as part of Tenant’s Op Ex Share of Operating Expenses or, in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and charge Tenant with the cost of purchasing, installing and monitoring such metering equipment, which cost shall be paid by Tenant as Additional Rent.

17.2. Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure to furnish any utility or service, whether or not such failure is caused by Force Majeure. In the event of such failure, Tenant shall not be entitled to termination of this Lease or any abatement or reduction of Rent, nor shall Tenant be relieved from the operation of any covenant or agreement of this Lease. If the Premises should become untenantable for the Permitted Use as a consequence of cessation of utilities for longer than seven (7) days due to Landlord’s gross negligence or willful misconduct, then Tenant shall be entitled to an equitable abatement of Base Rent and Operating Expenses in proportion that the untenantable portion of the Premises bears to the entire Premises.

17.3. Tenant shall pay for, prior to delinquency of payment therefor, any utilities and services that may be furnished to the Premises during or, if Tenant occupies the Premises after the expiration or earlier termination of the Term, after the Term.

17.4. Tenant shall not, without Landlord’s prior written consent, use any device in the Premises (including, without limitation, data processing machines) that will in any way (a) increase the amount of ventilation, air exchange, gas, steam, electricity or water beyond the existing capacity of the Building as proportionately allocated to the Premises based upon Tenant’s Pro Rata Share as usually furnished or supplied for the use set forth in Section 2.8 or (b) exceed Tenant’s Pro Rata Share of the Building’s capacity to provide such utilities or services; provided, however, that Tenant shall be permitted with Landlord’s prior written consent to make any upgrades required to increase the capacity of any Building systems utilized solely by Tenant to the extent necessary to accommodate any such devices so long as Tenant otherwise complies with Applicable Laws the provisions of Article 18 below.

17.5. If Tenant shall require utilities or services in excess of those usually furnished or supplied for tenants in similar spaces in the Building by reason of Tenant’s equipment or extended hours of business operations, then Tenant shall first procure Landlord’s consent for the use thereof, which consent Landlord may condition upon the availability of such excess utilities or services, and Tenant shall pay as Additional Rent an amount equal to the cost of providing such excess utilities and services.

17.6. Utilities and services provided by Landlord to the Premises that are separately metered shall be paid by Tenant directly to the supplier of such utility or service.

17.7. Landlord shall provide water in Common Areas for lavatory purposes only; provided, however, that if Landlord determines that Tenant requires, uses or consumes water for any purpose other than the Permitted Use or uses a materially disproportionate amount of water compared to other tenants in the Building, Landlord may install a water meter and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Landlord for the costs of such meter and the installation thereof and, throughout the duration of Tenant’s occupancy of the Premises, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s sole cost and expense. If Tenant fails to so maintain such meter and equipment, Landlord may repair or replace the same and shall collect the costs therefor from Tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered. If Tenant fails to timely make such payments, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated, shall be deemed to be Additional Rent payment by Tenant and collectible by Landlord as such. If any other tenant in the Building uses a materially disproportionate amount of water compared to Tenant, then Tenant shall not be responsible for the cost of water used by such tenant that is materially disproportionate to Tenant’s use. Landlord shall also provide to the Premises (a) water for laboratory and kitchen purposes and deionized water, compressed air and a vacuum line through the existing systems, (b) gas, electricity, telephone, trash pickup and sewer service through the existing systems and (c) emergency back-up generator service at the level provided by the generator currently located at the Building. Notwithstanding anything in this Lease to the contrary, (x) Landlord shall install, at its sole cost and expense (and not as an Operating Expense), separate meters or other devices to separately measure electricity delivered to the Premises prior to other tenants occupying the Building, (y) Landlord shall not be required to upgrade any Building systems except as may be expressly stated in Exhibits G-1, G-2 or G-3 and (z) until another tenant occupies the building, Tenant shall pay one hundred percent (100%) of any increase in the monthly cost of utilities to the Project that exceed the cost of utilities for the thirty (30) days immediately prior to the Execution Date (the “Base Utility Cost”); provided, however, until such time as another tenant occupies the Building, the Base Utility Cost shall be equitably increased on each anniversary of the Term Commencement Date based on the increases during such year in the applicable utility rates.

17.8. Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when Landlord deems necessary or desirable, due to accident, emergency or the need to make repairs, alterations or improvements, until such repairs, alterations or improvements shall have been completed, and Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or electric service when prevented from doing so by Force Majeure or a failure by a third party to deliver gas, oil or another suitable fuel supply, or Landlord’s inability by exercise of reasonable diligence to obtain gas, oil or another suitable fuel. Without limiting the foregoing, it is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of Force Majeure.

17.9. For the Premises, Landlord shall (a) maintain and operate the heating, ventilating and air conditioning systems used for the Permitted Use only (“HVAC”) and (b) subject to clause (a) above, furnish HVAC as reasonably required (except as this Lease otherwise provides or as to any special requirements that arise from Tenant’s particular use of the Premises) for reasonably comfortable occupancy of the Premises twenty-four (24) hours a day, 365 or 366 days a year. Notwithstanding anything to the contrary in this paragraph, subject to Section 17.2, Landlord shall have no liability, and Tenant shall have no right or remedy, on account of any interruption or impairment in HVAC services, provided that Landlord diligently endeavors to cure any such interruption or impairment.

18. Alterations.

18.1. Tenant shall make no alterations, additions or improvements in or to the Premises or engage in any construction, demolition, reconstruction, renovation, or other work (whether major or minor) of any kind in, at, or serving the Premises (“Alterations”) without Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold; provided, however, that in the event any proposed Alteration affects (a) any structural portions of the Building, including exterior walls, roof, foundation or core of the Building, (b) the exterior of the Building or (c) any Building systems, including elevator, plumbing, air conditioning, heating, electrical, security, life safety and power, then Landlord may withhold its approval with respect thereto in its sole and absolute discretion; provided, however, that Landlord shall not unreasonably withhold its consent to typical Alterations that affect the Building systems so long as such Alterations do not involve major changes to such systems. Tenant shall, in making any such Alterations, use only those architects, contractors, suppliers and mechanics of which Landlord has given prior written approval, which approval shall be in Landlord’s reasonable discretion. In seeking Landlord’s approval, Tenant shall provide Landlord, at least ten (10) days in advance of any proposed construction, with plans, specifications, bid proposals, work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request. Notwithstanding the foregoing, Tenant may construct non-structural Alterations in the Premises without Landlord’s prior approval, if the cost of any such Alterations does not exceed Fifty Thousand Dollars ($50,000); provided, however, that Tenant shall notify Landlord in writing at least five (5) business days prior to commencing any such Alterations if the cost thereof exceeds Ten Thousand Dollars ($10,000) in any one instance or Fifty Thousand Dollars ($50,000) in any twelve (12) month period.

18.2. Tenant shall not construct or permit to be constructed partitions or other obstructions that might interfere with free access to mechanical installation or service facilities of the Building, or interfere with the moving of Landlord’s equipment to or from the enclosures containing such installations or facilities.

18.3. Tenant shall accomplish any work performed on the Premises or the Building in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times.

18.4. Any work performed on the Premises or the Building by Tenant or Tenant’s contractors shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant or Tenant’s contractors shall be performed in full compliance with Applicable Laws. Within thirty (30) days after completion of any Alterations, Tenant shall provide Landlord with complete “as-built” drawing print sets and electronic CADD files on disc (or files in such other current format in common use as Landlord reasonably approves or requires) showing any changes in the Premises.

18.5. Before commencing any work, Tenant shall give Landlord at least fourteen (14) days’ prior written notice of the proposed commencement of such work.

18.6. All Alterations, attached equipment, decorations, fixtures, trade fixtures, additions and improvements, subject to Section 18.8, attached to or built into the Premises, made by either of the Parties, including, without limitation, all floor and wall coverings, built-in cabinet work and paneling, sinks and related plumbing fixtures, built-in laboratory benches, exterior venting fume hoods and walk-in freezers and refrigerators, ductwork, conduits, electrical panels and circuits, shall (unless, prior to such construction or installation, Landlord elects otherwise) become the property of Landlord upon the expiration or earlier termination of the Term, and shall remain upon and be surrendered with the Premises as a part thereof. The Premises shall at all times remain the property of Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease. Subject to Section 18.8, all Tenant Improvements, Alterations and Signage installed by or under Tenant shall be the property of Landlord.

18.7. Tenant shall repair any damage to the Premises caused by Tenant’s removal of any property from the Premises. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

18.8. Except with respect to those items paid for by Landlord, Tenant’s trade fixtures, furniture, equipment and other personal property installed in and upon the Premises, including those items listed on Exhibit I attached hereto (“Tenant’s Property”), shall at all times be and remain Tenant’s property, including Tenant’s process-related equipment that may be bolted to the floor or otherwise attached to the Premises but that can be removed without structural injury to the Premises or the Building. Landlord shall have no lien or other interest in any item of Tenant’s Property. Subject to the foregoing, any Alterations performed by Tenant shall become the property of Landlord; provided, however, that, when Tenant submits plans for Alterations for Landlord’s approval, if Tenant so requests in writing, Landlord shall be obligated to indicate whether Tenant shall be required to or may remove such Alterations upon the expiration or earlier termination of this Lease. If Tenant shall fail to remove any of its effects from the Premises prior to termination of this Lease, then Landlord may, at its option, remove the same in any manner permitted by Applicable Laws and store said effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, upon demand, any costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (a) amounts due by Tenant to Landlord under this Lease and (b) any expenses incident to the removal, storage and sale of said personal property.

18.9. Notwithstanding any other provision of this Article 18 to the contrary, in no event shall Tenant remove any improvement from the Premises as to which Landlord contributed payment, including, without limitation, the Tenant Improvements made pursuant to the Work Letter without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

18.10. With regard to any Alterations performed by Tenant, Tenant shall pay to Landlord an amount equal to five percent (5%) of the hard cost incurred by Tenant for all changes installed by Tenant or its contractors or agents to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision thereof. For purposes of payment of such sum, Tenant shall submit to Landlord copies of all bills, invoices and statements covering the costs of such charges, accompanied by payment to Landlord of the fee set forth in this Section. Tenant shall reimburse Landlord for any extra expenses incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of inadequate clean-up.

18.11. Within sixty (60) days after final completion of the Tenant Improvements (or any other Alterations performed by Tenant with respect to the Premises), Tenant shall submit to Landlord documentation showing the amounts expended by Tenant with respect to such Tenant Improvements (or any other Alterations performed by Tenant with respect to the Premises), together with supporting documentation reasonably acceptable to Landlord.

18.12. Tenant shall require its contractors and subcontractors performing work on the Premises to name Landlord and its affiliates and lenders as additional insureds on their respective insurance policies.

19. Repairs and Maintenance.

19.1. Landlord shall repair and maintain the structural and exterior portions and Common Areas of the Building and the Project, including, without limitation, roofing and covering materials, foundations, exterior walls, plumbing, fire sprinkler systems (if any), heating, ventilating, air conditioning, elevators, the systems described in Subsections 17.7(a)-(c) from outside the Premises to the border of the Premises, and electrical systems installed or furnished by Landlord. Any costs related to the repair or maintenance activities specified in this Section 19.1 shall be included as a part of Operating Expenses (subject to Article 10), except to the extent such repairs or maintenance is required because of any act, neglect, fault or omissions of Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the cost of such repairs and maintenance.

19.2. Except for services of Landlord, if any, required by Section 19.1, Tenant shall at Tenant’s sole cost and expense maintain and keep the Premises and every part thereof in good condition and repair, damage thereto from ordinary wear and tear excepted. Tenant shall, upon the expiration or sooner termination of the Term, surrender the Premises to Landlord in as good of a condition as when received, ordinary wear and tear excepted and subject to the provisions of this Lease regarding condemnation; and shall, at Landlord’s request, remove all telephone and data systems, wiring and equipment from the Premises, and repair any damage to the Premises caused thereby; provided, however, Tenant may instead terminate, cut and label both ends of any such wiring, in which case Tenant shall not be required to remove such wiring. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, other than pursuant to the terms and provisions of this Lease, including the Work Letter.

19.3. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance that is an obligation of Landlord unless such failure shall persist for an unreasonable time after Tenant provides Landlord with written notice of the need of such repairs or maintenance. Tenant waives its rights under Applicable Laws now or hereafter in effect to make repairs at Landlord’s expense.

19.4. Repairs under this Article 19 that are obligations of Landlord are subject to allocation among Tenant and other tenants as Operating Expenses, except as otherwise provided in this Article 19 or Article 10.

19.5. This Article 19 relates to repairs and maintenance arising in the ordinary course of operation of the Building and the Project and any related facilities. In the event of fire, earthquake, flood, vandalism, war, terrorism, natural disaster or similar cause of damage or destruction, Article 25 shall apply in lieu of this Article 19.

19.6. Subject to Section 15.4, if any excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as said person shall deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this Lease.

20. Liens.

20.1. Subject to the immediately succeeding sentence, Tenant shall keep the Premises, the Building and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises, the Building or the Project for work claimed to have been done for, or materials claimed to have been furnished to, shall be discharged or bonded by Tenant within ten (10) days after the filing thereof, at Tenant’s sole cost and expense.

20.2. Should Tenant fail to discharge or bond against any lien of the nature described in Section 20.1, Landlord may, at Landlord’s election, pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall immediately reimburse Landlord for the costs thereof as Additional Rent.

20.3. In the event that Tenant leases or finances the acquisition of office equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Building be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant. Should any holder of a financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within ten (10) days after filing such financing statement, cause (a) a copy of the lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises, the Building or the Project.

21. Estoppel Certificate. Tenant shall, within ten (10) business days of receipt of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit J, or on any other form reasonably requested by a proposed lender, mortgagee or beneficiary (each, a “Lender”) or purchaser, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further information with respect to this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within the prescribed time shall, at Landlord’s option, constitute a Default (as defined below) under this Lease after expiration of applicable notice and cure periods and, in any event, shall be binding upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

22. Hazardous Materials.

22.1. Tenant shall not cause or permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Premises, the Building or the Project in violation of Applicable Laws by Tenant, its agents, employees, contractors or invitees. If Tenant breaches such obligation, or if the presence of Hazardous Materials as a result of such a breach results in contamination of the Premises, the Building, the Project or any adjacent property, or if contamination of (a) the Building, the Project or any adjacent property by Hazardous Materials otherwise occurs during the Term or any extension or renewal hereof or holding over hereunder as a result of (i) the use of Hazardous Materials by or (ii)(A) the negligence or willful misconduct of, (B) violation of Applicable Laws by or (C) breach of this Lease by Tenant or its agents, employees, contractors or invitees, or (b) the Premises (other than as result of (i) the negligence or willful misconduct of Landlord or its agents, employees or contractors, (ii) Hazardous Materials that were present in the Premises prior to the respective Term Commencement Date or (iii) migration of contamination not caused by Tenant or its agents, employees, contractors or invitees from outside of the Premises) then Tenant shall indemnify, save, defend and hold Landlord, its agents and contractors harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminution in value of the Premises, the Building, the Project or any portion thereof; damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or Project; damages arising from any adverse impact on marketing of space in the Premises, the Building or the Project; and sums paid in settlement of claims, attorneys’ fees, consultants’ fees and experts’ fees) to the extent they arise during or after the Term as a result of such breach or contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Premises, the Building, the Project or any adjacent property caused (or permitted in the case of the Premises, other than as described in Subsections 22.1(b)(i)-(iii)) by Tenant or its agents, employees, contractors or invitees results in any contamination of the Premises, the Building, the Project or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Premises, the Building, the Project and any adjacent property to their respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Premises, the Building or the Project.

22.2. Landlord acknowledges that it is not the intent of this Article 22 to prohibit Tenant from operating its business as described in Section 2.8, Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored according to Applicable Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Term Commencement Date a list identifying each type of Hazardous Material to be present on the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material on the Premises (the “Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List on or prior to each annual anniversary of the Term Commencement Date and shall also deliver an updated Hazardous Materials List before any new Hazardous Materials are brought onto the Premises by Tenant or its agents, employees, contractors or invitees. Tenant shall deliver to Landlord true and correct copies of the following documents (hereinafter referred to as the “Documents”) relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Term Commencement Date or, if unavailable at that time, concurrent with the receipt from or submission to any Governmental Authority: permits; approvals; reports and correspondence; storage and management plans; notices of violations of Applicable Laws; plans relating to the installation of any storage tanks to be installed in or under the Premises, the Building or the Project (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion); and all closure plans or any other documents required by any and all Governmental Authorities for any storage tanks installed in, on or under the Premises, the Building or the Project by Tenant or its agents, employees, contractors or invitees for the closure of any such storage tanks. Tenant shall not be required, however, to provide Landlord with any portion of the Documents containing information of a proprietary nature that, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials. Upon Landlord’s written request, Tenant agrees that it shall enter into a written agreement with other tenants of the Building and the Project concerning the equitable allocation of fire control areas (as defined in the Uniform Building Code as adopted by the city or municipality(ies) in which the Project is located (the “UBC”)) within the Building and the Project for the storage of Hazardous Materials. In the event that Tenant’s use of Hazardous Materials is such that it utilizes fire control areas in the Building or the Project in excess of Tenant’s Pro Rata Share of the Building or the Project, as applicable, as set forth in Section 2.2, Tenant agrees that it shall, at its sole cost and expense and upon Landlord’s written request, establish and maintain a separate area of the Premises classified by the UBC as an “H” occupancy area for the use and storage of Hazardous Materials or take such other action as is necessary to ensure that its share of the fire control areas of the Building and the Project is not greater than Tenant’s Pro Rata Share of the Building or the Project, as applicable.

22.3. Notwithstanding the provisions of Section 22.1, if (a) Tenant or any proposed transferee, assignee or sublessee of Tenant has been required by any prior landlord, Lender or Governmental Authority to undergo a material remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such party’s action or omission or use of the property in question and such party has failed to timely commence such remedial action and prosecute the same to completion in accordance with its contractual requirements and Applicable Laws or (ii) Tenant or any proposed transferee, assignee or sublessee is subject to a material enforcement order issued by any Governmental Authority in connection with the use, disposal or storage of Hazardous Materials and is not complying with such order, then Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion (with respect to any such matter involving Tenant), and it shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment or subletting (with respect to any such matter involving a proposed transferee, assignee or sublessee).

22.4. At any time, and from time to time, prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Premises, the Building and the Project to demonstrate that Hazardous Materials are present or that contamination has occurred due to Tenant or Tenant’s agents, employees or invitees. Tenant shall pay all reasonable costs of such tests of the Premises if such tests reveal that Tenant has breached its obligations under this Article 22.

22.5. If underground or other storage tanks storing Hazardous Materials are placed on the Premises by Tenant, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the Applicable Laws,

22.6. Tenant’s obligations under this Article 22 shall survive the expiration or earlier termination of the Lease. During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Tenant shall continue to pay Rent in accordance with this Lease, which Rent shall be prorated daily.

22.7. As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste that is or becomes regulated by any Governmental Authority, but shall not include office and janitorial supplies that Tenant uses in normal quantities and in accordance with Applicable Laws and this Lease for the conduct of its business in accordance with the Permitted Use.

22.8. To Landlord’s knowledge, made without inquiry, (a) no Hazardous Material is present on the Property or the soil, surface water or groundwater in violation of Applicable Laws, except as may be set forth in the environmental report prepared by URS dated as of May 23, 2006, and the Baxter/Fremont Final Closure Report dated July 2007 prepared by Baxter BioScience, (b) no underground storage tanks are present on the Property and (c) no action, proceeding or claim is pending or threatened regarding the Property concerning any Hazardous Material or pursuant to any environmental Applicable Law. Under no circumstance shall Tenant be liable for, and Landlord shall indemnify, defend, protect and hold harmless Tenant, its agents, contractors, stockholders, directors, successors, representatives and assigns from and against all Claims arising out of or in connection with any Hazardous Materials existing at, on or under the Property prior to the Execution Date to the extent not caused by Tenant or its agents, employees, contractors, subtenants or invitees. Tenant may engage, at its sole cost, an environmental consultant to conduct an environmental study in order to obtain a baseline of any pre-existing environmental conditions of the Property; provided that Landlord shall not be deemed to have affirmed any data or conclusions reported in such study.

23. Odors and Exhaust. Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will any other occupants of the Building or Project (including persons legally present in any outdoor areas of the Project) be subjected to odors or fumes (whether or not noxious), and that the Building and Project will not be damaged by any exhaust, in each case from Tenant’s operations, including in Tenant’s vivarium. Landlord and Tenant therefore agree as follows:

23.1. Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises due to Tenant’s operations.

23.2. If the Building has a ventilation system that in Landlord’s judgment is adequate, suitable, and appropriate to vent the Premises in a manner that does not release odors affecting any indoor or outdoor part of the Project, Tenant shall vent the Premises through such system. If Landlord at any time reasonably determines that any existing ventilation system is inadequate, or if no ventilation system exists, Tenant shall in compliance with Applicable Laws vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) as Landlord reasonably requires. The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s reasonable approval. Tenant acknowledges Landlord’s legitimate desire to maintain the Project (indoor and outdoor areas) in an odor-free manner, and Landlord may require Tenant to abate and remove all odors in a manner that goes beyond the requirements of Applicable Laws.

23.3. Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s reasonable judgment be necessary or appropriate from time to time) to completely remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that, in Landlord’s reasonable judgment, emanate from Tenant’s Premises. Any work Tenant performs under this paragraph shall constitute Alterations.

23.4. Tenant’s responsibility to remove, eliminate and abate odors, fumes and exhaust shall continue throughout the Term. Landlord’s approval of the Tenant Improvements shall not preclude Landlord from reasonably requiring additional measures to eliminate odors, fumes and other adverse impacts of Tenant’s exhaust stream (as Landlord may designate in Landlord’s reasonable discretion). Tenant shall install additional equipment as Landlord reasonably requires from time to time under the preceding sentence. Such installations shall constitute Alterations.

23.5. If Tenant fails to install satisfactory odor control equipment within thirty (30) days after Landlord’s demand made at any time, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s reasonable determination, cause odors or fumes. For example, if Landlord determines that Tenant’s production of a certain type of product causes odors or fumes, and Tenant does not install satisfactory odor control equipment within thirty (30) days after Landlord’s request, then Landlord may require Tenant to stop producing such type of product in the Premises unless and until Tenant has installed odor control equipment satisfactory to Landlord.

24. Insurance; Waiver of Subrogation.

24.1. Landlord shall maintain insurance for the Building and the Project in amounts equal to full replacement cost (exclusive of the costs of excavation, foundations and footings, and without reference to depreciation taken by Landlord upon its books or tax returns), providing protection against any peril generally included within the classification “Fire and Extended Coverage,” together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord, subject to availability thereof, shall further insure, if Landlord deems it appropriate, coverage against flood, environmental hazard, earthquake, loss or failure of building equipment, rental loss during the period of repairs or rebuilding, workmen’s compensation insurance and fidelity bonds for employees employed to perform services. Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance for any improvements installed by Tenant, without regard to whether or not such are made a part of or are affixed to the Building.

24.2. In addition, Landlord shall carry public liability insurance with a single limit of not less than One Million Dollars ($1,000,000) for death or bodily injury, or property damage with respect to the Project.

24.3. Tenant shall, at its own cost and expense, procure and maintain in effect, beginning on the Term Commencement Date or the date of occupancy, whichever occurs first, and continuing throughout the Term (and occupancy by Tenant, if any, after termination of this Lease) comprehensive public liability insurance with limits of not less than Two Million Dollars ($2,000,000) per occurrence for death or bodily injury and not less than Two Million Dollars ($2,000,000) for property damage with respect to the Premises (including $100,000 fire legal liability (each loss)).

24.4. The insurance required to be purchased and maintained by Tenant pursuant to this Lease shall name Landlord, BioMed Realty, L.P., BioMed Realty Trust, Inc., and their respective officers, employees, agents, general partners, members, subsidiaries, affiliates and Lenders (“Landlord Parties”) as additional insureds. Said insurance shall be with companies having a rating of not less than policyholder rating of A- and financial category rating of at least Class IX in “Best’s Insurance Guide.” Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of coverage to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days’ prior written notice to Landlord from the insurer (except in the event of non-payment of premium, in which case ten (10) days written notice shall be given).

All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry. Tenant’s policy may be a “blanket policy.” Tenant shall, at least five (5) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and at its cost to be paid by Tenant as Additional Rent.

24.5. Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment and leasehold improvements installed by Tenant, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, relative to such damage, all as more particularly set forth within this Lease. Tenant shall, at Tenant’s sole cost and expense, carry such insurance as Tenant desires for Tenant’s protection with respect to personal property of Tenant or business interruption.

24.6. In each instance where insurance is to name Landlord Parties as additional insureds, Tenant shall, upon Landlord’s written request, also designate and furnish certificates evidencing such Landlord Parties as additional insureds to (a) any Lender of Landlord holding a security interest in the Building or the Project, (b) the landlord under any lease whereunder Landlord is a tenant of the real property upon which the Building is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner, and (c) any management company retained by Landlord to manage the Project.

24.7. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, employees, agents and representatives of the other on account of loss or damage occasioned by such waiving party or its property or the property of others under such waiving party’s control, in each case to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy that either Landlord or Tenant may have in force at the time of such loss or damage or is required to be insured against under this Lease. Such waivers shall continue so long as their respective insurers so permit. Any termination of such a waiver shall be by written notice to the other party, containing a description of the circumstances hereinafter set forth in this Section 24.7. Landlord and Tenant, upon obtaining the policies of insurance required or permitted under this Lease, shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. Such waivers shall continue so long as their respective insurers permit. If such waivers are no longer permitted by an insurer, the following provisions shall apply. If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, then the party seeking such policy shall notify the other of such conditions, and the party so notified shall have ten (10) days thereafter to either (a) procure such insurance with companies reasonably satisfactory to the other party or (b) agree to pay such additional premium (in Tenant’s case, in the proportion that the area of the Premises bears to the insured area). If the parties do not accomplish either (a) or (b), then this Section 24.7 shall have no effect during such time as such policies shall not be obtainable or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium. If such policies shall at any time be unobtainable, but shall be subsequently obtainable, then neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section 24.7, shall contravene Applicable Laws, then the liability of the party in question shall be deemed not released but shall be secondary to the other party’s insurer.

24.8. Landlord may require insurance policy limits required under this Lease to be raised to conform with requirements of Landlord’s Lender.

24.9. Any costs incurred by Landlord pursuant to this Article 24 shall constitute a portion of Operating Expenses, subject to Article 10.

25. Damage or Destruction.

25.1. Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Building or the Project, as applicable, and this Lease shall continue in full force and effect in the event of a partial destruction of the Building or the Project by fire or other perils covered by extended coverage insurance not exceeding twenty-five percent (25%) of the full insurable value thereof; provided that (a) the damage thereto is such that the Building or the Project may be repaired, reconstructed or restored within a period of twelve (12) months from the date of the happening of such casualty, (b) Landlord shall receive insurance proceeds sufficient to cover the cost of such repairs (except for any deductible amount provided by Landlord’s policy, which deductible amount, if paid by Landlord, shall constitute an Operating Expense (unless the casualty is an earthquake and this Lease is terminated due to such earthquake)), and (c) in the event of an earthquake, Tenant’s Pro Rata Share of Operating Expenses for the insurance deductible shall not exceed Two Hundred Thousand Dollars ($200,000) per occurrence.

25.2. In the event of any damage to or destruction of the Building or the Project other than as described in Section 25.1, Landlord may elect to repair, reconstruct and restore the Building or the Project, as applicable, in which case this Lease shall continue in full force and effect and Landlord shall restore such damage as provided in Section 25.1; provided that (a) if the damage to the Property is minor (e.g., if the repair or restoration would cost less than ten percent (10%) of the replacement cost of the Property), Landlord shall restore such casualty damage as provided in Subsection 25.1(a) and (b) if Landlord actually restores such casualty damage, then Landlord shall not have the right to terminate this Lease. If Landlord elects not to repair the Building or the Project, as applicable, then this Lease shall terminate as of the date of such damage or destruction.

25.3. Landlord shall give written notice to Tenant within sixty (60) days following the date of damage or destruction of its election not to repair, reconstruct or restore the Building or the Project, as applicable.

25.4. Upon any termination of this Lease under any of the provisions of this Article 25, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

25.5. In the event of repair, reconstruction and restoration as provided in this Article 25, all Base Rent and Operating Expenses to be paid by Tenant under this Lease shall be abated proportionately based on the extent to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair that, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business (in which case Base Rent and Operating Expenses shall be abated to the extent such substitute space is smaller than the Premises).

25.6. Notwithstanding anything to the contrary contained in this Article 25, should Landlord be delayed or prevented from completing the repair, reconstruction or restoration of the damage or destruction to the Premises after the occurrence of such damage or destruction by Force Majeure, then the time for Landlord to commence or complete repairs shall be extended on a day-for-day basis. Notwithstanding the foregoing, if Landlord reasonably estimates that repair, reconstruction or restoration of the damage or destruction to the Premises will not be complete by the date that is twelve (12) months after the date of damage or destruction, Tenant may terminate this Lease by delivering written notice thereof to Landlord within five (5) days after Landlord delivers such estimate to Tenant, Tenant shall be released from any obligations under this Lease (except with regard to those provisions that, by their express terms, survive the expiration or earlier termination hereof).

25.7. If Landlord is obligated to or elects to repair, reconstruct or restore as herein provided, then Landlord shall be obligated to make such repair, reconstruction or restoration only with regard to those portions of the Premises, the Building or the Project that were originally provided at Landlord’s expense. The repair, reconstruction or restoration of improvements not originally provided by Landlord or at Landlord’s expense shall be the obligation of Tenant. In the event Tenant has elected to upgrade certain improvements from the Building Standard (except as part of the Tenant Improvements), Landlord shall, upon the need for replacement due to an insured loss, provide only the Building Standard, except to the extent that excess insurance proceeds, if received, are adequate to provide such upgrades, in addition to providing for basic repair, reconstruction and restoration of the Premises, the Building and the Project.

25.8. Notwithstanding anything to the contrary contained in this Article 25, but subject to Subsection 25.2(b), Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises if material damage resulting from any casualty covered under this Article 25 occurs during the last twenty-four (24) months of the Term or any extension hereof or immaterial damage resulting from any casualty covered under this Article 25 occurs during the last six (6) months of the Term or any extension hereof or, or to the extent that insurance proceeds are not available therefor.

25.9. Landlord’s obligation, should it elect or be obligated to repair or rebuild, shall be limited to the Property and the Building; provided that Tenant may, at its expense, replace or fully repair all of Tenant’s personal property installed by Tenant existing at the time of such damage or destruction; and provided, further that in no event shall Landlord be required to replace or repair any of Tenant’s personal property. If the Property or the Building is to be repaired in accordance with the foregoing, Landlord shall make available to Tenant any portion of insurance proceeds it receives that are allocable thereto; provided Tenant is not then in default under this Lease, and subject to the requirements of any Lender of Landlord.

26. Eminent Domain.

26.1. In the event the whole of the Premises, or such part thereof as shall substantially interfere with Tenant’s use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.

26.2. In the event of a partial taking of the Building or the Project, or of drives, walkways or parking areas serving the Building or the Project for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then, without regard to whether any portion of the Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease as of such taking if such taking is, in Landlord’s sole opinion, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of renting office or laboratory space.

26.3. Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant’s personal property that was installed at Tenant’s expense, (b) the costs of Tenant moving to a new location and (c) lost profits, goodwill and leasehold improvements paid for by Tenant. Except as set forth in the previous sentence, any award for such taking shall be the property of Landlord.

26.4. lf, upon any taking of the nature described in this Article 26, this Lease continues in effect, then Landlord shall promptly proceed to restore the Premises, the Building and the Project, as applicable, to substantially their same condition prior to such partial taking. To the extent such restoration is feasible, as determined by Landlord in its reasonable discretion, the Rent shall be decreased proportionately to reflect the loss of any portion of the Premises no longer available to Tenant.

27. Surrender.

27.1. At least five (5) business days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall provide Landlord with written evidence of all appropriate governmental closures obtained by Tenant in accordance with Applicable Laws, including, without limitation, laws pertaining to the surrender of the Premises. Tenant’s obligations under this Section 27.1 shall survive the expiration or earlier termination of the Lease.

27.2. No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless such surrender is accepted in writing by Landlord.

27.3. The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building or the Property, unless Landlord consents in writing, and shall, at Landlord’s option, operate as an assignment to Landlord of any or all subleases.

27.4. The voluntary or other surrender of any ground or other underlying lease that now exists or may hereafter be executed affecting the Building or the Project, or a mutual cancellation thereof or of Landlord’s interest therein by Landlord and its lessor shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building or the Property and shall, at the option of the successor to Landlord’s interest in the Building or the Project, as applicable, operate as an assignment of this Lease.

28. Holding Over.

28.1. If, with Landlord’s prior written consent, Tenant holds possession of all or any part of the Premises after the Term, Tenant shall become a tenant from month to month after the expiration or earlier termination of the Term, and in such case Tenant shall continue to pay (a) Base Rent in accordance with Article 8 and (b) any amounts for which Tenant would otherwise be liable under this Lease if the Lease were still in effect, including, without limitation, payments for Tenant’s Op Ex Share of Operating Expenses. Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

28.2. Notwithstanding the foregoing, if Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord’s prior written consent, Tenant shall become a tenant at sufferance subject to the terms and conditions of this Lease, except that the monthly base rent shall be equal to one hundred fifty percent (150%) of the Base Rent in effect during the last thirty (30) days of the Term.

28.3. Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease.

28.4. The foregoing provisions of this Article 28 are in addition to and do not affect Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws.

29. Indemnification and Exculpation.

29.1. Tenant agrees to indemnify, save, defend and hold Landlord harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred in investigating or resisting the same (collectively, “Claims”) arising from injury or death to any person or damage to any property occurring within or about the Premises, the Building or the Property arising directly or indirectly out of Tenant’s or Tenant’s employees’, agents’ or guests’ use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by Landlord’s willful misconduct or negligence or breach of this Lease.

29.2. Notwithstanding any provision of Section 29.1 to the contrary, Landlord shall not be liable to Tenant for, and Tenant assumes all risk of, damage to personal property or scientific research, including, without limitation, loss of records kept by Tenant within the Premises and damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including, without limitation, broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), unless any such loss is due to Landlord’s gross negligence or willful disregard of written notice by Tenant of need for a repair that Landlord is responsible to make for an unreasonable period of time. Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described in this Section 29.2.

29.3. Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Building or the Project, or of any other third party.

29.4. Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts. Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal. If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage.

29.5. The provisions of this Article 29 shall survive the expiration or earlier termination of this Lease.

30. Assignment or Subletting.

30.1. Except as hereinafter expressly permitted, Tenant shall not, either voluntarily or by operation of Applicable Laws, directly or indirectly sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Premises (each, a “Transfer”), without Landlord’s prior written consent, which consent Landlord may not unreasonably withhold, condition or delay. Tenant shall have the right to Transfer without Landlord’s prior written consent the Premises or any part hereof to any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Tenant; or any party that results from a merger, nonbankruptcy reorganization, government action, or consolidation of Tenant; or any party that acquires all or substantially all of the assets or stock of Tenant (a “Tenant Affiliate”); provided that Tenant shall notify Landlord in writing at least fourteen (14) days prior to the effectiveness of such Transfer to a Tenant Affiliate (an “Exempt Transfer”); and provided, further, that an Exempt Transfer must be to an entity that has a financial strength equal or greater to that of Tenant as of the date of the proposed Exempt Transfer. A sale or transfer of Tenant’s capital stock shall not be deemed an assignment, subletting or any other transfer of this Lease or the Premises. For purposes of Exempt Transfers, “control” requires both (a) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person and (b) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person.

30.2. In the event Tenant desires to effect a Transfer, then, at least twenty (20) but not more than ninety (90) days prior to the date when Tenant desires the assignment or sublease to be effective (the “Transfer Date”), Tenant shall provide written notice to Landlord (the “Transfer Notice”) containing information (including references) naming the proposed transferee, assignee or sublessee; the Transfer Date; any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee; and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall reasonably require.

30.3. Landlord, in determining whether consent should be given to a proposed Transfer, may give consideration to (a) the financial strength of such transferee, assignee or sublessee

(notwithstanding Tenant remaining liable for Tenant’s performance), (b) any change in use that such transferee, assignee or sublessee proposes to make in the use of the Premises that is not a Permitted Use under this Lease and (c) Landlord’s desire to exercise its rights under Section 30.8 to cancel this Lease. In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee, assignee or sublessee of poor reputation, lacking financial qualifications or seeking a change in the Permitted Use, or jeopardizing directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986 (as the same may be amended from time to time, the “Revenue Code”). Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services to an occupant, assignee, manager or other transferee with respect to whom transfer consideration is required to be paid, or manage or operate the Premises or any capital additions so transferred, with respect to which transfer consideration is being paid; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Revenue Code); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code.

30.4. As conditions precedent to Tenant subleasing the Premises or to Landlord considering a request by Tenant to Tenant’s transfer of rights or sharing of the Premises, Landlord may require any or all of the following:

(a) Tenant shall remain fully liable under this Lease during the unexpired Term;

(b) Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord respecting the relevant business experience and financial responsibility and status of the proposed transferee, assignee or sublessee;

(c) Tenant shall reimburse Landlord for Landlord’s actual costs and expenses, including, without limitation, reasonable attorneys’ fees, charges and disbursements incurred in connection with the review, processing and documentation of such request (not to exceed Two Thousand Five Hundred Dollars ($2,500) in any one instance);

(d) If Tenant’s transfer of rights or sharing of the Premises (other than to a Tenant Affiliate) provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including, without limitation, a premium rental for a sublease or lump sum payment for an assignment, but excluding Tenant’s reasonable costs in marketing and subleasing the Premises) in excess of the rental and other charges due to Landlord under this Lease, Tenant shall pay fifty percent (50%) of all of such excess to Landlord as and when received, after deductions for any transaction costs incurred by Tenant, including marketing expenses, tenant improvement allowances actually provided by Tenant, alterations, cash concessions, brokerage commissions, attorneys’ fees and free rent. If said consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment;

(e) The proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that Tenant is in Default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment;

(f) Landlord’s consent to any such Transfer shall be effected on Landlord’s reasonable forms;

(g) Tenant shall not then be in default hereunder in any respect;

(h) Such proposed transferee, assignee or sublessee’s use of the Premises shall be the same as the Permitted Use;

(i) Landlord shall not be bound by any provision of any agreement pertaining to the Transfer, except for Landlord’s written consent to the same;

(j) Tenant shall pay all transfer and other taxes (including interest and penalties) assessed or payable for any Transfer;

(k) Landlord’s consent (or waiver of its rights) for any Transfer shall not waive Landlord’s right to consent to any later Transfer;

(l) Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to the Transfer; and

(m) A list of Hazardous Materials (as defined in Section 22.7), certified by the proposed transferee, assignee or sublessee to be true and correct, that the proposed transferee, assignee or sublessee intends to use or store in the Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed transferee, assignee or sublessee takes occupancy of the Premises, all of the items relating to Hazardous Materials of such proposed transferee, assignee or sublessee as described in Section 22.2.

30.5. Any Transfer that is not in compliance with the provisions of this Article 30 shall be void and shall, at the option of Landlord, terminate this Lease.

30.6. The consent by Landlord to a Transfer shall not relieve Tenant or proposed transferee, assignee or sublessee from obtaining Landlord’s consent to any further Transfer, nor shall it release Tenant or any proposed transferee, assignee or sublessee of Tenant from full and primary liability under this Lease.

30.7. Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer.

30.8. [Intentionally omitted]

30.9. If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and appoints Landlord as assignee for Tenant, and Landlord (or a receiver for Tenant appointed on Landlord’s application) may collect such rent and apply it toward Tenant’s obligations under this Lease; provided that, until the occurrence of a Default (as defined below) by Tenant, Tenant shall have the right to collect such rent.

31. Subordination and Attornment.

31.1. This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Building or the Project and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. The subordination of this Lease to a ground lease or instrument of security shall be conditioned upon Tenant’s receipt from any such ground lessors or lenders of a written agreement in form reasonably satisfactory to Tenant providing for recognition of Tenant’s interest under this Lease in the event of the termination of the ground lease or of a foreclosure of lender’s security interest, as applicable.

31.2. Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further commercially reasonable instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord. If any such mortgagee, beneficiary or landlord under a lease wherein Landlord is tenant (each, a “Mortgagee”) so elects, however, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord’s request. If Tenant fails to execute any document required from Tenant under this Section within ten (10) days after written request therefor, Tenant hereby constitutes and appoints Landlord or its special attorney-in-fact to execute and deliver any such document or documents in the name of Tenant. Such power is coupled with an interest and is irrevocable.

31.3. Upon written request of Landlord and opportunity for Tenant to review, Tenant agrees to execute any Lease amendments not materially altering the terms of this Lease, if required by a mortgagee or beneficiary of a deed of trust encumbering real property of which the Premises constitute a part incident to the financing of the real property of which the Premises constitute a part. Any change affecting the amount or timing of the consideration to be paid by Tenant or modifying the Term shall be deemed as materially altering the terms hereof.

31.4. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

32. Defaults and Remedies.

32.1. Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within five (5) days after the date such payment is due, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant.

32.2. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law. If a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord hereunder, Tenant shall have the right to make payment “under protest,” such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

32.3. If Tenant fails to pay any sum of money required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, in each case within applicable notice and cure periods, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act. Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Premises and act in accordance with its rights as provided elsewhere in this Lease. In addition to the late charge described in Section 32.1, Tenant shall pay to Landlord as Additional Rent all sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to twelve percent (12%) per annum or the highest rate permitted by Applicable Laws, whichever is less.

32.4. The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:

(a) The abandonment of the Premises by Tenant;

(b) The failure by Tenant to make any payment of Rent, as and when due, or to satisfy its obligations under Article 20, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant;

(c) The failure by Tenant to observe or perform any obligation or covenant contained herein (other than described in Subsections 32.4(a), 32.4(b) or 32.4(h)) to be performed by Tenant, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided that, if the nature of Tenant’s default is such that it reasonably requires more than ten (10) days to cure, Tenant shall not be deemed to be in Default if Tenant shall commence such cure (for the sake of clarity, Tenant (i) scheduling a qualified contractor or vendor to visit the Premises or (ii) requesting a proposal from a qualified contractor or vendor shall constitute commencement of a cure for purposes of this Section 32.4(c)) within said ten (10) day period and thereafter diligently prosecute the same to completion; and provided, further, that such cure is completed no later than sixty (60) days from the date of Tenant’s receipt of written notice from Landlord;

(d) Tenant makes an assignment for the benefit of creditors;

(e) A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets;

(f) Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, the “Bankruptcy Code”) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

(g) Any involuntary petition if filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days;

(h) Failure to deliver an estoppel certificate in accordance with Article 21 within three (3) business days after Tenant’s receipt of written notice of such failure; or

(i) Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action.

Notices given under this Section 32.4 shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

32.5. In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have, Landlord shall be entitled to terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including, without limitation:

(a) The worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent that would have accrued during the period commencing with termination of the Lease and ending at the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves could have been reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including, without limitation, the cost of restoring the Premises to the condition required under the terms of this Lease; plus

(e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws.

As used in Subsections 32.5(a) and 32.5(b), “worth at the time of award” shall be computed by allowing interest at the rate specified in Section 32.3. As used in Subsection 32.5(c), the “worth at the time of the award” shall be computed by taking the present value of such amount, using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one (1) percentage point.

32.6. In addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 and may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations). In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Section 32.6, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:

(a) Acts of maintenance or preservation or efforts to relet the Premises, including, but not limited to, alterations, remodeling, redecorating, repairs, replacements or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

(b) The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

Notwithstanding the foregoing, in the event of a Default by Tenant, Landlord may elect at any time to terminate this Lease and to recover damages to which Landlord is entitled.

32.7. If Landlord does not elect to terminate this Lease as provided in Section 32.5, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

32.8. In the event Landlord elects to terminate this Lease and relet the Premises, Landlord may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:

(a) First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including, without limitation, storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

(b) Second, to the payment of the costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and (ii) reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting;

(c) Third, to the payment of Rent and other charges due and unpaid hereunder; and

(d) Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

32.9. All of Landlord’s rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies, or any other remedy or relief that may be provided by Applicable Laws, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

32.10. Landlord’s termination of (a) this Lease or (b) Tenant’s right to possession of the Premises shall not relieve Tenant of any liability to Landlord that has previously accrued or that shall arise based upon events that occurred prior to the later to occur of (i) the date of Lease termination or (ii) the date Tenant surrenders possession of the Premises.

32.11. To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant’s default hereunder or otherwise,

32.12. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure continue for more than thirty (30) days after written notice from Tenant specifying the nature of Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

32.13. In the event of any default by Landlord, Tenant shall give notice by registered or certified mail to any (a) beneficiary of a deed of trust or (b) mortgagee under a mortgage covering the Premises, the Building or the Project and to any landlord of any lease of land upon or within which the Premises, the Building or the Project is located, and shall offer such beneficiary, mortgagee or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Building by power of sale or a judicial action if such should prove necessary to effect a cure; provided that Landlord shall furnish to Tenant in writing, upon written request by Tenant, the names and addresses of all such persons who are to receive such notices.

33. Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in reasonable discretion:

33.1. Those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Applicable Laws;

33.2. A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

33.3. A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or

33.4. The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

34. Brokers.

34.1. Landlord and Tenant each represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Cresa Partners and GVA Kidder Mathews (collectively, “Broker”), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease. Landlord shall compensate Broker in relation to this Lease pursuant to a separate agreement between Landlord and Broker.

34.2. Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease, other than as contained in this Lease.

34.3. Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord is executing this Lease in reliance upon Tenant’s representations, warranties and agreements contained within Sections 34.1 and 34.2.

34.4. Tenant agrees to indemnify, save, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any other broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it.

35. Definition of Landlord. With regard to obligations imposed upon Landlord pursuant to this Lease, the term “Landlord,” as used in this Lease, shall refer only to Landlord or Landlord’s then-current successor-in-interest. In the event of any transfer, assignment or conveyance of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee, assignee or conveyee of Landlord’s in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in the Lease or the Property. Landlord or any subsequent Landlord may transfer its interest in the Premises or this Lease without Tenant’s consent.

36. Limitation of Landlord’s Liability.

36.1. If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building and the Project of which the Premises are a part, (b) rent or other income from such real property receivable by Landlord, (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord’s right, title or interest in the Building or the Project of which the Premises are a part or (d) any insurance or condemnation proceeds for the Property.

36.2. Except as permitted by Section 36.1, Landlord shall not be personally liable for any deficiency under this Lease. If Landlord is a partnership or joint venture, then the partners of such partnership shall not be personally liable for Landlord’s obligations under this Lease, and no partner of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner of Landlord except as may be necessary to secure jurisdiction of the partnership or joint venture. If Landlord is a corporation, then the shareholders, directors, officers, employees and agents of such corporation shall not be personally liable for Landlord’s obligations under this Lease, and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any shareholder, director, officer, employee or agent of Landlord. If Landlord is a limited liability company, then the members of such limited liability company shall not be personally liable for Landlord’s obligations under this Lease, and no member of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any member of Landlord except as may be necessary to secure jurisdiction of the limited liability company. No partner, shareholder, director, employee, member or agent of Landlord shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, employee or agent of Landlord.

36.3. Each of the covenants and agreements of this Article 36 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.

37. Joint and Several Obligations. If more than one person or entity executes this Lease as Tenant, then:

37.1. Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant; and

37.2. The term “Tenant,” as used in this Lease shall mean and include each of them, jointly and severally. The act of, notice from, notice to, refund to, or signature of any one or more of them with respect to the tenancy under this Lease, including, without limitation, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund, or so signed.

38. Authority. Tenant guarantees, warrants and represents that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so.

39. Confidentiality. Tenant shall not disclose any terms or conditions of this Lease (including Rent) or give a copy of this Lease to any third party, and Landlord shall not release to any third party any nonpublic financial information or nonpublic information about Tenant’s ownership structure that Tenant gives Landlord, except (a) if required by Applicable Laws or in any judicial proceeding; provided that the releasing party has given the other party reasonable notice of such requirement, if feasible, (b) to a party’s attorneys, accountants, brokers, prospective lenders, investors and business partners and other bona fide consultants or advisers or (c) to bona fide prospective assignees or subtenants of this Lease. A violation of this Article 39 may result in a Default, but shall not entitle Landlord to terminate this Lease.

40. Notices. Any notice, consent, demand, bill, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by personal delivery, overnight delivery with a reputable nationwide overnight delivery service, or certified mail (return receipt requested), and if given by personal delivery, shall be deemed delivered upon receipt; if given by overnight delivery, shall be deemed delivered one (1) business day after deposit with a reputable nationwide overnight delivery service; and, if given by certified mail (return receipt requested), shall be deemed delivered three (3) business days after the time the notifying party deposits the notice with the United States Postal Service. Any notices given pursuant to this Lease shall be addressed to Landlord or Tenant at the addresses shown in Sections 2.10 and 2.11, respectively. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

41. Miscellaneous.

41.1. Landlord reserves the right to change the name of the Project or the Building in its sole discretion.

41.2. To induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish to Landlord, from time to time, upon Landlord’s written request, the most recent audited (if available) year-end financial statements reflecting Tenant’s current financial condition (as of the date of such statements); provided that if audited financials are not available, the financials submitted to Landlord shall be certified by the chief financial officer of Tenant as materially true, accurate and complete. Landlord shall hold such statements confidential, Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

41.3. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

41.4. If either party commences an action against the other party arising out of or in connection with this Lease, then the substantially prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, charges and disbursements and costs of suit.

41.5. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

41.6. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

41.7. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

41.8. Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth to the contrary.

41.9. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement.

41.10. Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

41.11. Landlord may, but shall not be obligated to, record a short form or memorandum hereof without Tenant’s consent. Neither party shall record this Lease. Tenant shall be responsible for the cost of recording any short form or memorandum of this Lease by Tenant, including any transfer or other taxes incurred in connection with said recordation.

41.12. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

41.13. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees. Nothing in this Section 41.13 shall in any way alter the provisions of this Lease restricting assignment or subletting.

41.14. This Lease shall be governed by, construed and enforced in accordance with the laws of the State in which the Premises are located, without regard to such State’s conflict of law principles.

41.15. Landlord and Tenant each guarantees, warrants and represents that the individual or individuals signing this Lease on their behalf have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.

41.16. This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

41.17. No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant. The waiver by Landlord of any breach by Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

41.18. The parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Lease; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises; or any claim of injury or damage related to this Lease or the Premises.

42. Options to Extend Term. Tenant shall have two (2) options (each, an “Option”) to extend the Term by three (3) years each as to the entire Premises (and no less than the entire Premises) upon the following terms and conditions. Any extension of the Term pursuant to an Option shall be on all the same terms and conditions as this Lease, except as follows:

42.1. Base Rent during each Option period shall equal the greater of (a) ninety-five percent (95%) of the fair market value for comparable office/research and development/office space in the Fremont/Newark market, including escalations (“FMV”) and (b) one hundred three percent (103%) of the Base Rent at the expiration of the then-current Term, increased by three percent (3%) on each annual anniversary of the commencement date of the respective Option period. FMV shall include, without limitation, consideration of rent adjustments, if any, excluding the value of any improvements made to the Premises at Tenant’s cost and expense (other than as part of a reimbursement by Tenant under this Lease (e.g., related to the TI Allowance)). If Landlord and Tenant cannot agree on the FMV within thirty (30) days after Landlord’s receipt of an Option Notice (as defined below), then the Fly shall be determined as follows: a real estate appraiser who is a member of the Appraisal Institute with local knowledge of Alameda County real estate and knowledge of the greater Bay Area laboratory/research and development leasing market (the “Baseball Arbitrator”) shall be selected and paid for jointly by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the chapter of the American Arbitration Association located in or nearest to Alameda County, or any successor organization thereto (the “AAA”). The Baseball Arbitrator selected by the parties or designated by the President of the AAA shall (a) have at least ten (10) years’ experience in the leasing of office and laboratory/research and development space in Alameda County and (b) not have been employed or retained by either Landlord or Tenant or any affiliate of either. Landlord and Tenant shall each submit to the Baseball Arbitrator and to the other its determination of the Fly, The Baseball Arbitrator shall afford to Landlord and Tenant a hearing and the right to submit evidence. The Baseball Arbitrator shall determine which of the two (2) FMV determinations more closely represents the FMV of the Premises. The Baseball Arbitrator may not select any other FMV for the Premises other than ones submitted by Landlord and Tenant. The determination of the FMV so selected shall be binding upon Landlord and Tenant and shall serve as the FMV for the applicable Option term. If, as of the commencement date of the applicable Option term, the amount of the Base Rent payable during the applicable Option term in accordance with this Article 42 shall not have been determined, then, pending such determination, Tenant shall pay Base Rent equal to the Base Rent payable in respect of the last year of the then-current Term. After the final determination of the Base Rent payable for such Option term, the parties promptly and appropriately shall adjust rental payments theretofore made during the applicable Option term and shall execute a written agreement specifying the amount of the Base Rent as so determined. Any failure of the parties to execute such written agreement shall not affect the validity of the Base Rent as so determined. Notwithstanding anything to the contrary contained in this Section, if the Base Rent during any Option term is determined by appraisal and if Tenant does not, in its sole discretion, approve the rental amount established by such appraisal, Tenant may rescind its exercise of the Option by giving Landlord written notice of such election to rescind within ten (10) days after receipt of all appraisals. If Tenant rescinds its exercise of the Option, then (y) the

Lease shall terminate on the thirtieth (30th) day after Tenant’s notice of rescission or on the date the Lease would have otherwise terminated absent Tenant’s exercise of the Option, whichever date is later, and (z) Tenant shall pay all costs and expenses of the appraisal.

42.2. No Option is assignable separate and apart from this Lease.

42.3. An Option is conditional upon Tenant giving Landlord written notice of its election to exercise such Option at least twelve (12) but not more than eighteen (18) months prior to the end of the expiration of the then-current Term. Time shall be of the essence as to Tenant’s exercise of an Option. Tenant assumes full responsibility for maintaining a record of the deadlines to exercise an Option. Tenant acknowledges that it would be inequitable to require Landlord to accept any exercise of an Option after the date provided for in this paragraph.

42.4. Notwithstanding anything contained in this Article 42, Tenant shall not have the right to exercise an Option:

(a) During the time commencing from the date Landlord delivers to Tenant a written notice that Tenant is in default under any provisions of this Lease and continuing until Tenant has cured the specified default to Landlord’s reasonable satisfaction; or

(b) At any time after any Default as described in Article 32 of the Lease and continuing until Tenant cures any such Default, if such Default is susceptible to being cured; or

(c) In the event that Tenant has Defaulted in the performance of its obligations under this Lease two (2) or more times or a service or late charge has become payable under Section 32.1 for two (2) such Defaults during the twelve (12)-month period immediately prior to the date that Tenant intends to exercise an Option, whether or not Tenant has cured such Defaults.

42.5. The period of time within which Tenant may exercise an Option shall not be extended or enlarged by reason of Tenant’s inability to exercise such Option because of the provisions of Section 42.4.

42.6. All of Tenant’s rights under the provisions of an Option shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of such Option if, after such exercise, but prior to the commencement date of the new term, (a) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of twenty (20) days after written notice from Landlord to Tenant, (b) Tenant fails to commence to cure a default (other than a monetary default) within thirty (30) days after the date Landlord gives notice to Tenant of such default or (c) Tenant has defaulted under this Lease two (2) or more times and a service or late charge under Section 32.1 has become payable for any such default, whether or not Tenant has cured such defaults.

43. Right of First Refusal. Tenant shall have a one-time right of first refusal (“ROFR”) as to each rentable premises in the Building for which Landlord is seeking a tenant (“Available ROFR Premises”); provided, however, that in no event shall Landlord be required to lease any Available ROFR Premises to Tenant for any period past the date on which this Lease expires or is terminated pursuant to its terms unless Tenant simultaneously extends the Term with respect to the entire Premises. To the extent that Landlord renews or extends a then-existing lease with any then-existing tenant of any space, or enters into a new lease with such then-existing tenant, the affected space shall not be deemed to be Available ROFR Premises. In the event Landlord intends to lease Available ROFR Premises, Landlord shall provide written notice thereof to Tenant (the “Notice of Offer”), specifying the terms and conditions of a proposed lease to Tenant of the Available ROFR Premises.

43.1. Within ten (10) days following its receipt of a Notice of Offer, Tenant shall advise Landlord in writing whether Tenant elects to lease all (not just a portion) of the Available ROFR Premises on the terms and conditions set forth in the Notice of Offer. If Tenant fails to notify Landlord of Tenant’s election within said ten (10) day period, then Tenant shall be deemed to have elected not to lease the Available ROFR Premises pursuant to such Notice of Offer.

43.2. If Tenant timely notifies Landlord that Tenant elects to lease the Available ROFR Premises on the terms and conditions set forth in the Notice of Offer, then Landlord shall lease the Available ROFR Premises to Tenant upon the terms and conditions set forth in the Notice of Offer.

43.3. If Tenant notifies Landlord that Tenant elects not to lease the Available ROFR Premises on the terms and conditions set forth in the Notice of Offer, or if Tenant fails to notify Landlord of Tenant’s election within the ten (10)-day period described above, then Landlord shall have the right to consummate the lease of the Available ROFR Premises on the same terms as set forth in the Notice of Offer following Tenant’s election (or deemed election) not to lease the Available ROFR Premises.

43.4. Notwithstanding anything in this Article 43 to the contrary, Tenant shall not exercise the ROFR during such period of time that Tenant is in default under any provision of this Lease. Any attempted exercise of the ROFR during a period of time in which Tenant is so in default shall be void and of no effect. In addition, Tenant shall not be entitled to exercise the ROFR if Landlord has given Tenant two (2) or more notices of default under this Lease, if the defaults were not cured within applicable notice and cure periods, during the twelve (12) month period prior to the date on which Tenant seeks to exercise the ROFR.

43.5. Notwithstanding anything in this Lease to the contrary, except for Exempt Transfers or other Transfers to a Tenant Affiliate to which Landlord consents in writing, Tenant shall not assign or transfer the ROFR, either separately or in conjunction with an assignment or transfer of Tenant’s interest in the Lease, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

44. Landlord’s Personal Property. Tenant shall have the right to use throughout the Term, at no additional cost, the furniture and cubicles located in the Premises as more particularly described in Exhibit K attached hereto.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

34175 ARDENWOOD VENTURE, LLC,

a Delaware limited liability company

By:	BMR-34175 ARDENWOOD BOULEVARD LLC, its Managing Member

By:	/s/ John Bonanno
Name:	John Bonanno
Title:	Vice President

TENANT:

NTERYX, INC.,

a Delaware corporation

By:	/s/ Jean Frechet
Name:	Jean Frechet
Title:	CEO NTERYX

EXHIBIT A-1

PHASE 1 PREMISES

A-1-1

EXHIBIT A-2

PHASE 2 PREMISES

NOT INCLUDED IN SCOPE OF WORK
PHASE 2
PHASE 1
PART OF PHASE 2 SCOPE OF WORK
PHASE 2
PHASE 1

DGA planning | architecture | interiors

ARC'TERYX

TENANT IMPROVEMENT PHASE 1

project

key plan

scale:

project no.:

GROUND LEVEL EQUIPMENT/UTILITIES PLAN

sheet name

A2.1q

sheet no.

A-2-1

EXHIBIT B

WORK LETTER

This Work Letter (the “Work Letter”) is made and entered into as of the 8th day of August, 2008, by and between 34175 ARDENWOOD VENTURE, LLC, a Delaware limited liability company (“Landlord”), and NTERYX, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of that certain Lease dated as of August 8, 2008 (the “Lease”), by and between Landlord and Tenant for the Premises located at 34175 Ardenwood Boulevard in Fremont, California. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

1. General Requirements.

1.1 Tenant’s Authorized Representative. Tenant designates George Jue (“Tenant’s Authorized Representative”) as the person authorized to initial all plans, drawings, changes orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed by Tenant’s Authorized Representative.

1.2 Tenant Improvements Schedule. The schedule for the design and development of Tenant Improvements, including, without limitation, the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with that certain schedule prepared by Landlord and Tenant attached as Attachment 1 to this Work Letter (the “Tenant Improvements Schedule”). The Tenant Improvements Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as provided in this Work Letter.

1.3 Budget. The budget for completing the Tenant Improvements is attached as Attachment 3 to this Work Letter (the “Initial Budget”). The Initial Budget shall be subject to adjustment as mutually agreed upon in writing by the parties, or as provided in this Work Letter. The Initial Budget and any revised budgets are referred to herein as a “Budget”)

1.4 Architects and Consultants. The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of the Tenant Improvements shall be selected by Landlord and approved by Tenant, which approval Tenant shall not unreasonably withhold, condition or delay. Landlord and Tenant hereby approve of Cody Brock as the general contractor and DIA Architects as the architect.

2. Tenant Improvements.

2.1 Work Plans. The Tenant Improvements shall be performed by Landlord at Tenant’s sole cost and expense and without cost to Landlord (except for the Base TI Allowance and, if properly requested by Tenant, the Additional TI Allowance) and in accordance with the Approved TI Plans (as defined below). The design drawings, plans and specifications listed on Attachment 2 to this Work Letter (the “Tenant Work Plans”) are the initial list of plans that Landlord shall develop and submit to Tenant for approval. Landlord shall prepare and submit to Tenant for approval schematics covering the Tenant Improvements prepared in conformity with the applicable provisions of this Work Letter (the “Draft Plans”). The Draft Plans shall contain sufficient information and detail to accurately describe the proposed design to Tenant and such other information as Tenant may reasonably request. Tenant shall be solely responsible for ensuring that the Tenant Work Plans and the Draft Plans satisfy Tenant’s requirements for the Tenant Improvements. Notwithstanding anything to the contrary in this Lease or the Work Letter, except for Changes requested by Tenant (that shall be performed for an amount not to exceed the “not to exceed” price provided by Landlord to Tenant at the time Landlord approves such Change) and costs due to Tenant Delays, Landlord shall be solely responsible, and Tenant shall not be responsible, for any costs to construct the Tenant Improvements (to the extent specifically described in Exhibits G-1 and G-2) in excess of the Base TI Allowance.

2.2 Landlord Approval of Plans. Tenant shall notify Landlord in writing within five (5) days after receipt of the Draft Plans whether Tenant approves or objects to the Draft Plans and of the manner, if any, in which the Draft Plans are unacceptable. If Tenant objects to the Draft Plans, then Landlord shall revise the Draft Plans and cause Tenant’s objections to be remedied in the revised Draft Plans. Landlord shall then resubmit the revised Draft Plans to Tenant for approval. Tenant’s approval of or objection to revised Draft Plans and Landlord’s correction of the same shall be in accordance with this Section 2.2, until Tenant has approved the Draft Plans in writing. The iteration of the Draft Plans that is approved by Tenant without objection shall be referred to herein as the “Approved Draft Plans.”

2.3 Design Development Plans. Landlord shall prepare design development plans for the Tenant Improvements that (a) are consistent with and are logical evolutions of the Approved Draft Plans, (b) incorporate Permitted Changes and (c) incorporate any other Landlord-requested Changes. As soon as such design development plans (the “Design Development Plans”) are completed, Landlord shall deliver the same to Tenant for Tenant’s approval, which approval may not be unreasonably withheld and may be withheld only if the Design Development Plans are not consistent with or logical evolutions of the Approved Draft Plans. Such Design Development Plans shall be approved or disapproved by Tenant within five (5) days after delivery to Tenant. If Tenant fails to notify Landlord of disapproval within such five (5) day period, the Design Development Plans shall be deemed approved. If the Design Development Plans are disapproved by Tenant, then Tenant shall notify Landlord in writing of its objections to such Design Development Plans and the parties shall confer and negotiate in good faith to reach agreement on the Design Development Plans.

2.4 Approved Plans. Landlord shall prepare final plans and specifications for the Tenant Improvements that (a) are consistent with and are logical evolutions of the Design Development Plans, (b) incorporate Permitted Changes (as defined below) and (c) incorporate any other Landlord-requested Changes. As soon as such final plans and specifications (“Final Plans”) are completed, Landlord shall deliver the same to Tenant for Tenant’s approval, which approval may not be unreasonably withheld and may be withheld only if (y) the Final Plans are not consistent with or logical evolutions of the Design Development Plans or (z) Tenant objects to any Landlord-requested Change (other than Permitted Changes). Such Final Plans shall be approved or disapproved by Tenant within five (5) days after delivery to Tenant. If Tenant fails to notify Landlord of disapproval within such five (5) day period, the Final Plans shall be deemed approved. If the Final Plans are disapproved by Tenant, then Tenant shall notify Landlord in writing of its objections to such Final Plans and shall submit any requested Changes through a Tenant Change Order Request (as defined below), and the parties shall confer and negotiate in good faith to reach agreement on the Final Plans. Promptly after the Final Plans are approved by Landlord and Tenant, two (2) copies of such Final Plans shall be initialed and dated by Landlord and Tenant as soon as approved by Landlord and Tenant, Landlord shall promptly submit such Final Plans to all appropriate governmental agencies for approval. The Final Plans so approved, and all change orders specifically permitted by this Agreement, are referred to herein as the “Approved Plans” and shall become part of this Lease as though set forth in full.

2.5 Changes to Tenant Improvements. Any changes to the Final Plans or the Approved Plans (each, a “Change”) requested by Landlord or Tenant (other than Permitted Changes (as defined below) made by Landlord) shall be requested and instituted in accordance with the provisions of this Article 2 and shall be subject to the written approval of the other party in accordance with this Work Letter.

(a) Changes Requested by Tenant.

(i) Tenant Change Order Request. Tenant may request Changes after Tenant approves the Final Plans or the Approved Plans, as applicable, by notifying Landlord thereof in writing in substantially the same form as the AIA standard change order form (a “Tenant Change Order Request”), which Tenant Change Order Request shall detail the nature and extent of any requested Changes, including, without limitation, (A) the Change, (B) the party required to perform the Change and (C) any modification of the Final Plans or the Approved Plans, as applicable, or the respective Schedule and Budget necessitated by the Change. If the nature of a Change requires revisions to the Final Plans or the Approved Plans, as applicable, then Tenant shall be solely responsible for the cost and expense of such revisions. Tenant Change Order Requests shall be signed by Tenant’s Authorized Representative.

(ii) Landlord’s Approval of Changes. All Tenant-requested Changes shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld. Landlord shall have five (5) days after receipt of a Tenant Change Order Request to notify Tenant in writing of Landlord’s approval or disapproval of any such Tenant-requested Change. Landlord shall also promptly notify Tenant of changes to the Budget and the Schedule necessitated by the Change. If Landlord does not approve in writing a Tenant Change Order Request, then such Tenant Change Order Request shall be deemed approved.

(b) Changes Requested by Landlord.

(i) Landlord Change Order Request. Tenant’s consent shall not be required in connection with Landlord-requested Permitted Changes to the Tenant Improvements; provided, however, as to Permitted Changes described in Subsection 2.5(c)(ii) below that do not otherwise qualify as Permitted Changes under Subsection 2.5(c)(iii) below, Landlord must identify such change to Tenant and use reasonable efforts to address any of Tenant’s reasonable concerns with respect to such change; and provided, further, that Tenant communicates such reasonable concerns to Landlord within two (2) business days after notification of the Permitted Change. Other than Permitted Changes, Landlord may request Changes after Tenant approves the Approved Plans by notifying Tenant thereof in writing in substantially the same form as the AIA standard change order form (a “Landlord Change Order Request”), which Landlord Change Order Request shall detail the nature and extent of any requested Changes, including, without limitation, (A) the Change, (B) the party required to perform the Change and (C) any modification or the Approved Plans or she respective Schedule and Budget necessitated by the Change. If the nature of a Change requires revisions to the Approved Plans, then Landlord shall be solely responsible for the cost and expense of such revisions.

(ii) Tenant’s Approval of Change. Tenant shall have five (5) days after receipt of a Landlord Change Order Request to notify Landlord in writing of Tenant’s approval or rejection of the Landlord-requested Change, which approval shall not be unreasonably withheld. Tenant’s failure to respond within such five (5) day period shall be deemed approval by Tenant.

(c) Permitted Changes. For purposes of this Work Letter, a “Permitted Change” shall mean (i) minor field changes, (ii) changes required by Governmental Authority, (iii) any other changes that (A) do not materially and adversely affect the building structure, roof, or building service equipment to be constructed as part of the Tenant Improvements, (B) do not materially change the size, cost, configuration, or overall appearance of the Tenant Improvements or Tenant’s ability to operate its business in the Building and (C) will not extend the Scheduled Completion Date of the Tenant Improvements (as set forth in the Tenant Improvement Schedule) beyond the Estimated Term Commencement Date, and (iv) ordinary development of the Approved Plans in a manner not inconsistent with the Approved Plans.

3. Requests for Consent. Except as otherwise provided in this Work Letter, Tenant shall respond to all requests for consents, approvals or directions made by Landlord pursuant to this Work Letter within five (5) days following Tenant’s receipt of such request. Tenant’s failure to respond within such five (5) day period shall be deemed approval by Tenant. Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may he expressly set forth to the contrary;

4. Miscellaneous.

4.1 Headings, Etc. Where applicable in this Work Letter, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Work Letter are not a part of this Work Letter and shall have no effect upon the construction or interpretation of any part hereof.

4.2 Time of the Essence. Time is of the essence with respect to the performance of every provision of this Work Letter in which time of performance is a factor.

4.3 Covenants. Each provision of this Work Letter performable by Landlord or Tenant shall be deemed both a covenant and a condition.

4.4 Entire Agreement. The terms of this Work Letter are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement, other than the Lease.

4.5 Invalid Provisions. Any provision of this Work Letter that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Work Letter shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

4.6 Construction. The language in all parts of this Work Letter shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

4.7 Assigns. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees. Nothing in this Section 4.7 shall in any way alter the provisions of the Lease restricting assignment or subletting.

4.8 Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Work Letter have the power, authority and legal capacity to sign this Work Letter on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.

4.9 Counterparts. This Work Letter may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

4.10 Standard of Care. The Tenant Improvements shall be constructed in accordance with the Approved Plans and all Applicable Laws, in a good and workmanlike manner, free of defects and using new materials and equipment of good quality. Tenant shall have the right to submit a written punchlist to Landlord for each of the Phase 1 Tenant Improvements and Phase 2 Tenant Improvements, setting forth any defective item of construction, and Landlord shall promptly cause any such defective items to be corrected. When permitted by the terms of the applicable contract, Landlord shall partially assign to Tenant any warranties with respect to the foregoing following completion of the Tenant Improvements to the extent maintenance of the same is Tenant’s responsibility under the Lease.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

LANDLORD:

34175 ARDENWOOD VENTURE, LLC,

a Delaware limited liability company

By:	BMR-34175 ARDENWOOD BOULEVARD LLC, its Managing Member

	By:	/s/ John Bonanno
	Name:	John Bonanno
	Title:	VICE PRESIDENT

TENANT:

NTERYX, INC.,

a Delaware corporation

By:	/s/ Jean Frechet
Name:	Jean Frechet
Title:	CEO

ATTACHMENT 1 TO EXHIBIT B

TENANT IMPROVEMENTS SCHEDULE

B-1-1

NTERYX
34175 Ardenwood Dr.
Fremont, CA

CODY/BROCK, INC.
987 CENTER STREET
SAN CARLOS, CA 94070
650 591-0757
EXHIBIT D

CODY|BROCK
GENERAL CONTRACTORS

ID	Task Name	Duration	Start	Finish
1	PROJECT	19 days	Tue 8/5/08	Fri 8/29/08
2	PHASE 1	19 days	Tue 8/5/08	Fri 8/29/08
3	Authorization to Proceed	1 day	Tue 8/5/08	Tue 8/5/08
4	Remove Ceiling Tiles	2 days	Wed 8/6/08	Thu 8/7/08
5	HVAC	12 days	Fri 8/8/08	Mon 8/25/08
6	material lead/fabrication	6 days	Fri 8/8/08	Fri 8/15/08
7	ducting	6 days	Mon 8/18/08	Mon 8/25/08
8	hood	3 days	Thu 8/21/08	Mon 8/25/08
9	PLUMBING	15 days	Fri 8/8/08	Thu 8/28/08
10	piping	15 days	Fri 8/8/08	Thu 8/28/08
11	trim	1 day	Wed 8/27/08	Wed 8/27/08
12	FIRE SPRINKLERS	16 days	Wed 8/6/08	Wed 8/27/08
13	plans & permit	9 days	Wed 8/6/08	Mon 8/18/08
14	fume hood head installation	2 days	Tue 8/26/08	Wed 8/27/08
15	ELECTRICAL	15 days	Wed 8/6/08	Tue 8/26/08
16	safe off	1 day	Wed 8/6/08	Wed 8/6/08
17	Freezer/Refrig cut-ins	2 days	Wed 8/6/08	Thu 8/7/08
18	hoods rough	4 days	Thu 8/7/08	Tue 8/12/08
19	emergency power	4 days	Wed 8/6/08	Mon 8/11/08
20	hood connection	1 day	Tue 8/26/08	Tue 8/26/08
21	INSPECTIONS	4 days	Tue 8/26/08	Fri 8/29/08
22	HVAC	1 day	Tue 8/26/08	Tue 8/26/08
23	Fire	1 day	Thu 8/28/08	Thu 8/28/08
24	Final	1 day	Fri 8/29/08	Fri 8/29/08

July
Jul
August
Aug
September
Sep

Project: Prelim Schedule Phase #1
Date: Wed 8/6/08

Page 1

B-1-2

NTERYX
34175 Ardenwood Dr.
Fremont, CA

CODY/BROCK, INC.
967 CENTER STREET
SAN CARLOS, CA 94070
650 591-0757
EXHIBIT E

CODY|BROCK
GENERAL CONTRACTORS

ID		Task Name	Duration	Start	Finish
1		PROJECT	109 days	Tue 7/1/08	Fri 11/28/08
2		PHASE 2	109 days	Tue 7/1/08	Fri 11/28/08
3		Final bid documents(including structural)	1 day	Fri 8/8/08	Fri 8/8/08
4		Bid Preparation	8 days	Mon 8/11/08	Wed 8/20/08
5		Design Build Plan Preparation	8 days	Thu 8/21/08	Mon 9/1/08
6		City of Freemont Building Permit	10 days	Tue 9/2/08	Mon 9/15/08
7		HARD DEMOLITION	1 day	Tue 9/16/08	Tue 9/16/08
8		saw cut	1 day	Tue 9/16/08	Tue 9/16/08
9		SOFT DEMOLITION	6 days	Tue 9/16/08	Tue 9/23/08
10		removal walls, ceilings, flooring	6 days	Tue 9/16/08	Tue 9/23/08
11		CONCRETE	1 day	Thu 10/16/08	Thu 10/16/08
12		trench patching	1 day	Thu 10/16/08	Thu 10/16/08
13		ROUGH CARPENTRY	6 days	Tue 9/16/08	Tue 9/23/08
14		board room infill	6 days	Tue 9/16/08	Tue 9/23/08
15		INSULATION	4 days	Wed 10/8/08	Mon 10/13/08
16		walls & ceilings	4 days	Wed 10/8/08	Mon 10/13/08
17		DOORS/FRAMES/HARDWARE	96 days	Tue 7/1/08	Tue 11/11/08
18		lead time	14 days	Tue 7/1/08	Fri 7/18/08
19		installation	1 day	Tue 11/11/08	Tue 11/11/08
20		GLASS & GLAZING	1 day	Wed 11/12/08	Wed 11/12/08
21		sidelight glass	1 day	Wed 11/12/08	Wed 11/12/08
22		METAL STUD FRAMING/SHEETROCK	37 days	Fri 9/19/08	Mon 11/10/08
23		framing	7 days	Fri 9/19/08	Mon 9/29/08
24		sheetrock	5 days	Thu 10/16/08	Wed 10/22/08
25		finish	12 days	Fri 10/24/08	Mon 11/10/08
26		ACOUSTICAL CEILING REPAIR	4 days	Wed 10/22/08	Mon 10/27/08
27		grid repair	2 days	Wed 10/22/08	Thu 10/23/08
28		tile drop	1 day	Mon 10/27/08	Mon 10/27/08
29		FLOORING	51 days	Tue 9/16/08	Tue 11/25/08

June
Jun
July
Jul
August
Aug
September
Sep
October
Oct
November
Nov
December
Dec

Project: Prelim Schedule Phase #2
Date: Wed 8/6/08

Page 1

B-1-3

NTERYX
34175 Ardenwood Dr.
Fremont, CA

CODY/BROCK, INC.
967 CENTER STREET
SAN CARLOS, CA 94070
650 591-0757
EXHIBIT E

CODY|BROCK
GENERAL CONTRACTORS

ID	Task Name	Duration	Start	Finish
30	lead time	20 days	Tue 9/16/08	Mon 10/13/08
31	installation	4 days	Thu 11/20/08	Tue 11/25/08
32	**PAINTING**	**7 days**	**Tue 11/11/08**	**Wed 11/19/08**
33	prep & paint	7 days	Tue 11/11/08	Wed 11/19/08
34	**PLUMBING**	**46 days**	**Wed 9/24/08**	**Wed 11/26/08**
35	rough	15 days	Wed 9/24/08	Tue 10/14/08
36	trim	5 days	Thu 11/20/08	Wed 11/26/08
37	**HVAC**	**25 days**	**Wed 9/17/08**	**Tue 10/21/08**
38	measure & fabrication	10 days	Wed 9/17/08	Tue 9/30/08
39	installation	15 days	Wed 10/1/08	Tue 10/21/08
40	**FIRE SPRINKLERS**	**43 days**	**Tue 9/2/08**	**Thu 10/30/08**
41	plans & permit submittal	10 days	Tue 9/2/08	Mon 9/15/08
42	rough in	8 days	Wed 9/24/08	Fri 10/3/08
43	trim	3 days	Tue 10/28/08	Thu 10/30/08
44	**ELECTRICAL**	**45 days**	**Wed 9/24/08**	**Tue 11/25/08**
45	rough walls	10 days	Wed 9/24/08	Tue 10/7/08
46	above grid	10 days	Fri 9/26/08	Thu 10/9/08
47	trim	4 days	Thu 11/20/08	Tue 11/25/08
48	**INSPECTIONS**	**40 days**	**Mon 10/6/08**	**Fri 11/28/08**
49	rough	1 day	Wed 10/15/08	Wed 10/15/08
50	sheetrock screw	1 day	Thu 10/23/08	Thu 10/23/08
51	above grid	1 day	Fri 10/24/08	Fri 10/24/08
52	above grid fire	1 day	Mon 10/6/08	Mon 10/6/08
53	fire final	1 day	Thu 11/27/08	Thu 11/27/08
54	building final	1 day	Fri 11/28/08	Fri 11/28/08

June
Jun
July
Jul
August
Aug
September
Sep
October
Oct
November
Nov
December
Dec

Project: Prelim Schedule Phase #2
Date: Wed 8/6/08

Page 2

B-1-4

ATTACHMENT 2 TO EXHIBIT B

TENANT WORK PLANS

NOT
INCLUDED IN
SCOPE OF
WORK
PHASE 2
PHASE 1
PHASE 2
PHASE 1
PART OF PHASE 2
SCOPE OF WORK

DGA planning | architecture | interiors

ARC'TERYX

TENANT IMPROVEMENT
PHASE 1

project

key plan

stamp

no. description date

GROUND LEVEL
EQUIPMENT/UTILITIES
PLAN

sheet name

A2.1q

sheet no.

B-2-1

ATTACHMENT 3 TO EXHIBIT B

BUDGET

Tarlton Properties, Inc. Summary Sheet

C:\Documents and Settings\jjohnson\Local Settings\Temporary Internet Files\OLK7B\Nteryx Budget Analysis 6Aug08  (2).xls Sheet 1

Project:	Nteryx Tenant Improvement
Project Address:	34175 Ardenwood Blvd., Fremont, CA
Contractor:	Cody Brock

Budget Basis:	DGA Drawings & Subsequent Meetings/Phone Conversations
Construction Area:	27,620 SF

Category	Sub-Total	Cost Per SF
Cody Brock Budget DTD 6/25/08	1,179,185	42.69
Sub-Total Hard Costs & Projected GMP	1,179,185	42.69

Contingency for Project Generated CO’s (DD to CD; CD to CO @ 5%)	58,959	2.13
Allowance for Purchase & Installation of Cage Wash (refurb. unit with warr.)	60,000	2.17
Permits/Fees (Allowance) **	17,688	0.64
Architectural & Engineering ***	106,127	3.84
Construction Management ****	61,907	2.24
TOTAL	1,483,866	53.72

**	Estimate (pending requirement/cost of outside plan check)
***	NIC any add for increased scope (DGA not available for confirmation at time of publication)
****	Calculated at 5% of hard costs, per LOL This fee is for the coordination and oversight of the entire process, including entitlements, etc.

B-3-1

EXHIBIT C-1

ACKNOWLEDGEMENT OF PHASE 1 TERM COMMENCEMENT DATE

AND TERM EXPIRATION DATE

THIS ACKNOWLEDGEMENT OF PHASE 1 TERM COMMENCEMENT DATE AND TERM EXPIRATION DATE is entered into as of [                    ], 20[    ], with reference to that certain Lease (the “Lease”) dated as of August 8, 2008, by NTERYX, INC., a Delaware corporation (“Tenant”), in favor of 34175 ARDENWOOD VENTURE, LLC, a Delaware limited liability company (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1. Tenant accepted possession of the Phase 1 Premises on [                    ], 20[    ].

2. To Tenant’s actual knowledge, the Phase 1 Premises are in good order, condition and repair.

3. The Phase 1 Tenant Improvements required to be constructed by Landlord under the Lease have been substantially completed.

4. All conditions of the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease with respect to the Phase 1 Premises have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the Phase 1 Premises.

5. In accordance with the provisions of Section 4.2 of the Lease, the Phase 1 Term Commencement Date is [            ], 20[    ], and, unless the Lease is terminated prior to the Term Expiration Date pursuant to its terms, the Term Expiration Date shall be [                    ], 20[    ].

6. Tenant commenced occupancy of the Phase 1 Premises for the Permitted Use on [                    ], 20[    ].

7. The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises [, except [            ]].

8. Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

9. The obligation to pay Rent is presently in effect with respect to the Phase 1 Premises and all Rent obligations on the part of Tenant under the Lease with respect to the Phase 1 Premises commenced to accrue on [                    ], 20[    ].

10. The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

C-1-1

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

C-1-2

IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of Phase 1 Term Commencement Date and Term Expiration Date as of the date first written above.

TENANT:

NTERYX, INC.,

a Delaware corporation

By:
Name:
Title:

C-1-3

EXHIBIT C-2

ACKNOWLEDGEMENT OF PHASE 2 TERM COMMENCEMENT DATE

THIS ACKNOWLEDGEMENT OF PHASE 2 TERM COMMENCEMENT DATE is entered into as of [                    ], 20[    ], with reference to that certain Lease (the “Lease”) dated as of August 8, 2008, by NTERYX, INC., a Delaware corporation (“Tenant”), in favor of 34175 ARDENWOOD VENTURE, LLC, a Delaware limited liability company (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1. Tenant accepted possession of the Phase 2 Premises on [                    ], 20[    ].

2. To Tenant’s actual knowledge, the Premises are in good order, condition and repair.

3. The Tenant Improvements required to be constructed by Landlord under the Lease have been substantially completed.

4. All conditions of the Lease to be performed by Landlord as a conditions to the full effectiveness of the Lease have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the Premises.

5. In accordance with the provisions of Section 4.2 of the Lease, the Phase 2 Term Commencement Date is [                    ], 20[    ].

6. Tenant commenced occupancy of the Phase 2 Premises for the Permitted Use on [                    ], 20[    ].

7. The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises [, except [            ]].

8. Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

9. The obligation to pay Rent is presently in effect with respect to the Premises and all Rent obligations on the part of Tenant under the Lease with respect to the Phase 2 Premises commenced to accrue on [                    ], 20[    ].

10. The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

C-2-1

IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of Phase 2 Term Commencement Date as of the date first written above.

TENANT:

NTERYX, INC.,

a Delaware corporation

By:
Name:
Title:

C-2-2

EXHIBIT D

FORM OF ADDITIONAL TI ALLOWANCE ACCEPTANCE LETTER

[TENANT LETTERHEAD]

34175 Ardenwood Venture, LLC

17190 Bernardo Center Drive

San Diego, California 92128

Attn: General Counsel/Real Estate

[Date]

Re:	Additional TI Allowance

To Whom It May Concern:

This letter concerns that certain Lease dated as of August 8, 2008 (the “Lease”), between 34175 Ardenwood Venture, LLC (“Landlord”), and Nteryx, Inc. (“Tenant”). Capitalized terms not otherwise defined herein shall have the meanings given them in the Lease.

Tenant hereby notifies Landlord that it wishes to exercise its right to utilize the Additional TI Allowance in the amount of [            ] Dollars ($[            ]) pursuant to Section 4.6 of the Lease.

If you have any questions, please do not hesitate to call [            ] at ([            ]) [            ]-[            ].

Sincerely,

[Name]

[Title of Authorized Signatory]

cc:	Greg Lubushkin

John Bonanno

Kevin Simonson

D-1

EXHIBIT E

FORM OF LETTER OF CREDIT

[On letterhead or LIC letterhead of Issuer.]

LETTER OF CREDIT

Date:                     , 200

(the “Beneficiary”)

Attention:
L/C. No.:
Loan No.:	:

Ladies and Gentlemen:

We establish in favor of Beneficiary our irrevocable and unconditional Letter of Credit numbered as identified above (the “L/C”) for an aggregate amount of $            , expiring at     :00 p.m. on                      or, if such day is not a Banking Day, then the next succeeding Banking Day (such date, as extended from time to time, the “Expiry Date”). “Banking Day” means a weekday except a weekday when commercial banks in                      are authorized or required to close.

We authorize Beneficiary to draw on us (the “Issuer”) for the account of                      (the “Account Party”), under the terms and conditions of this L/C.

Funds under this L/C are available by presenting the following documentation (the “Drawing Documentation”): (a) the original LIC and (b) a sight draft substantially in the form of Attachment 1, with blanks filled in and bracketed items provided as appropriate. No other evidence of authority, certificate, or documentation is required.

Drawing Documentation must be presented at Issuer’s office at                      on or before the Expiry Date by personal presentation, courier or messenger service, or fax. Presentation by fax shall be effective upon electronic confirmation of transmission as evidenced by a printed report from the sender’s fax machine. After any fax presentation, but not as a condition to its effectiveness, Beneficiary shall with reasonable promptness deliver the original Drawing Documentation by any other means. Issuer will on request issue a receipt for Drawing Documentation.

We agree, irrevocably, and irrespective of any claim by any other person, to honor drafts drawn under and in conformity with this L/C, within the maximum amount of this L/C, presented to us on or before the Expiry Date, provided we also receive (on or before the Expiry Date) any other Drawing Documentation this L/C requires.

E-1

We shall pay this L/C only from our own funds by check or wire transfer, in compliance with the Drawing Documentation.

If Beneficiary presents proper Drawing Documentation to us on or before the Expiry Date, then we shall pay under this L/C at or before the following time (the “Payment Deadline”): (a) if presentment is made at or before noon of any Banking Day, then the close of such Banking Day; and (b) otherwise, the close of the next Banking Day. We waive any right to delay payment beyond the Payment Deadline. If we determine that Drawing Documentation is not proper, then we shall so advise Beneficiary in writing, specifying all grounds for our determination, within one Banking Day after the Payment Deadline.

Partial drawings are permitted. This L/C shall, except to the extent reduced thereby, survive any partial drawings.

We shall have no duty or right to inquire into the validity of or basis for any draw under this L/C or any Drawing Documentation. We waive any defense based on fraud or any claim of fraud.

The Expiry Date shall automatically be extended by one year (but never beyond              the “Outside Date”) unless, on or before the date 60 days before any Expiry Date, we have given Beneficiary notice that the Expiry Date shall not be so extended (a “Nonrenewal Notice”). We shall promptly upon request confirm any extension of the Expiry Date under the preceding sentence by issuing an amendment to this L/C, but such an amendment is not required for the extension to be effective. We need not give any notice of the Outside Date.

Beneficiary may from time to time without charge transfer this L/C, in whole but not in part, to any transferee (the “Transferee”). Issuer shall look solely to Account Party for payment of any fee for any transfer of this L/C. Such payment is not a condition to any such transfer. Beneficiary or Transferee shall consummate such transfer by delivering to Issuer the original of this L/C and a Transfer Notice substantially in the form of Attachment 2, purportedly signed by Beneficiary, and designating Transferee. Issuer shall promptly reissue or amend this L/C in favor of Transferee as Beneficiary. Upon any transfer, all references to Beneficiary shall automatically refer to Transferee, who may then exercise all rights of Beneficiary. Issuer expressly consents to any transfers made from time to time in compliance with this paragraph.

Any notice to Beneficiary shall be in writing and delivered by hand with receipt acknowledged or by overnight delivery service such as FedEx (with proof of delivery) at the above address, or such other address as Beneficiary may specify by written notice to Issuer. A copy of any such notice shall also be delivered, as a condition to the effectiveness of such notice, to:                      (or such replacement as Beneficiary designates from time to time by written notice).

No amendment that adversely affects Beneficiary shall be effective without Beneficiary’s written consent.

This L/C is subject to and incorporates by reference: (a) the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500 (the “UCP”); and (b) to the extent not inconsistent with the UCP, Article 5 of the Uniform Commercial Code of the State of New York.

Very truly yours,

[Issuer Signature]

E-2

ATTACHMENT 1 TO EXHIBIT E

FORM OF SIGHT DRAFT

[BENEFICIARY LETTERHEAD]

TO:

[Name and Address of Issuer]

SIGHT DRAFT

AT SIGHT, pay to the Order of                     , the sum of                      United States Dollars ($            ). Drawn under [Issuer] Letter of Credit No.                      dated                     .

[Issuer is hereby directed to pay the proceeds of this Sight Draft solely to the following account:                     .

[Name and signature block, with signature or purported signature of Beneficiary]

Date:

E-1-1

ATTACHMENT 2 TO EXHIBIT E

FORM OF TRANSFER NOTE

[BENEFICIARY LETTERHEAD]

TO:

[Name and Address of Issuer] (the “Issuer”)

TRANSFER NOTICE

By signing below, the undersigned, Beneficiary (the “Beneficiary”) under Issuer’s Letter of Credit No.                      dated                      (the “L/C”), transfers the L/C to the following transferee (the “Transferee”):

[Transferee Name and Address]

The original L/C is enclosed. Beneficiary directs Issuer to reissue or amend the L/C in favor of Transferee as Beneficiary. Beneficiary represents and warrants that Beneficiary has not transferred, assigned, or encumbered the L/C or any interest in the L/C, which transfer, assignment, or encumbrance remains in effect.

[Name and signature block, with signature or purported signature of Beneficiary]

Date:

E-2-1

EXHIBIT F

RULES AND REGULATIONS

NOTHING IN THESE RULES AND REGULATIONS (“RULES AND REGULATIONS”) SHALL SUPPLANT ANY PROVISION OF THE LEASE. IN THE EVENT OF A CONFLICT OR INCONSISTENCY BETWEEN THESE RULES AND REGULATIONS AND THE LEASE, TIE LEASE SHALL PREVAIL.

1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Premises or the Building without Landlord’s prior written consent. Landlord shall have the right to remove, at Tenant’s sole cost and expense and without notice, any sign installed or displayed in violation of this rule.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises or placed on any windowsill, which window, door or windowsill is (a) visible from the exterior of the Premises and (b) not included in plans approved by Landlord, then Tenant shall promptly remove said curtains, blinds, shades, screens or hanging plants or other similar objects at its sole cost and expense.

3. Tenant shall not obstruct any sidewalks or entrances to the Building, or any halls, passages, exits, entrances or stairways within the Premises, in any case that are required to be kept clear for health and safety reasons.

4. No deliveries shall be made that impede or interfere with other tenants in or the operation of the Project.

5. Tenant shall not place a load upon any floor of the Premises that exceeds the load per square foot that (a) such floor was designed to carry or (b) that is allowed by Applicable Laws. Fixtures and equipment that cause noises or vibrations that may be transmitted to the structure of the Building to such a degree as to be objectionable to other tenants shall be placed and maintained by Tenant, at Tenant’s sole cost and expense, on vibration eliminators or other devices sufficient to eliminate such noises and vibrations to levels reasonably acceptable to Landlord and other tenants of the Building.

6. Tenant shall not use any method of heating or air conditioning other than that shown in the Tenant Improvement plans.

7. Tenant shall not install any radio, television or other antenna, cell or other communications equipment, or any other devices on the roof or exterior walls of the Premises except to the extent shown on approved Tenant Improvements plans. Tenant shall not interfere with radio, television or other communications from or in the Premises or elsewhere.

8. Canvassing, peddling, soliciting and distributing handbills or any other written material within, on or around the Project (other than within the Premises) are prohibited, and Tenant shall cooperate to prevent such activities.

F-1

9. Tenant shall store all of its trash, garbage and Hazardous Materials within its Premises or in designated receptacles outside of the Premises. Tenant shall not place in any such receptacle any material that cannot be disposed of in the ordinary and customary manner of trash, garbage and Hazardous Materials disposal.

10. The Premises shall not be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises; provided, however, that Tenant may use (a) equipment approved in accordance with the requirements of insurance policies that Landlord or Tenant is required to purchase and maintain pursuant to the Lease for brewing coffee, tea, hot chocolate and similar beverages, (b) microwave ovens for employees’ use and (c) equipment shown on Tenant Improvement plans approved by Landlord; provided, further, that any such equipment and microwave ovens are used in accordance with Applicable Laws.

11. Tenant shall not, without Landlord’s prior written consent, use the name of the Project, if any, in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

12. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any Governmental Authority.

13. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

14. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project, including Tenant.

15. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of the Lease.

16. Landlord reserves the right to make such other and reasonable rules and regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Project, or the preservation of good order therein; provided, however, that Landlord shall provide written notice to Tenant of such rules and regulations prior to them taking effect. Tenant agrees to abide by these Rules and Regulations and any additional rules and regulations issued or adopted by Landlord.

17. Tenant shall be responsible for the observance of these Rules and Regulations by Tenant’s employees, agents, clients, customers, invitees and guests.

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EXHIBIT G-1

PHASE 1 TENANT IMPROVEMENTS

July 31, 2008

John Tarlton

Tarlton Properties

955 Alma Ave.

Palo Alto, CA

Re:	NTERYX
34175 Ardenwood Blvd.
Fremont, CA

PHASE #1

OPEN OFFICE AREA B:

ACOUSTICAL CEILING:

1	Remove and replace misc. acoustical ceiling tiles to accommodate installation of new HVAC and electrical.

PAINTING:

1	Not to be done until phase #2

HVAC:

2	Furnish and install (1) new dual duct VAV zone for corner office.

3	Furnish and install (3) new supply registers.

4	Furnish and install (3) new return air registers.

5	Furnish and install new ducting to accommodate new private offices.

ELECTRICAL:

1	Furnish and install power to new VAV box for (3) future private offices.

AREA #3 BIOLOGY LAB/IMAGING/TISSUE CULTURE:

HARD DEMOLITION:

1	None.

SOFT DEMOLITION:

1	Remove and salvage existing hoods for relocation.

LAB CASEWORK:

1	Furnish and install (1) new end panel at existing lab millwork.

DOORS/FRAMES/HARD WARE:

1	Furnish and install black out film at existing imaging room door window.

ACOUSTICAL CEILINGS:

1	Furnish and install new vinyl rock ceiling tiles to be set in existing ceiling grid at tissue culture.

2	Remove and replace misc. ceiling tile to accommodate plumbing, HVAC & electrical.

PAINT:

1	Paint existing walls (1) coat to match existing.

HOODS:

1	Relocate (1) existing 5’fume hood from Bioanalytical Lab 139.

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PLUMBING:

1	Furnish and install new CDA only at relocated 5’fume hood.

HVAC:

1	Provide once through exhaust in tissue culture.

2	Furnish and install (1) new cooling only VAV box above Equip/Storage 123.

3	Furnish and install new ducting as necessary for new VAV boxes.

4	Furnish misc. ducting as necessary to accommodate new fume hood.

FIRE SPRINKLERS:

1	Furnish and install new fire sprinkler head at relocated fume hood.

2	Furnish and install missing trim at existing fire sprinkler heads.

ELECTRICAL:

1	Furnish and install power for (1) relocated fume hood.

2	Furnish and install power to (2) new incubator in tissue culture.

3	Furnish and install power to (2) -20 freezers in biology lab.

4	Furnish and install power to (1) new 4° refrigerator in biology lab.

5	Provide emergency power as necessary for (2) -20 freezers, (1) 4 refrigerator and (2) incubator located in tissue culture room.

6	Furnish and install power to (2) -80 freezers in equip./storage room.

7	Provide emergency power as necessary for (2) -80 freezers in equip./storage.

AREA #4 CHEMISTRY LAB/SOLVENTS:

SOFT DEMOLITION:

1	Misc. wall penetrations to allow installation of new plumbing, HVAC and electrical.

DOORS/FRAMES/HARDWARE Omit:

METAL STUD FRAMING/SHEETROCK:

1	None

ACOUSTICAL CEILING:

1	Remove and replace misc. acoustical ceiling tiles as necessary to accommodate installation of plumbing, HVAC and electrical as necessary.

FLOORING:

1	None

PAINTING:

1	Paint existing walls affected by construction (1) coat to nearest break point.

HOODS:

1	Install relocated (2) relocated hoods from Biology Lab.

2	Furnish and install (2) new 8’ hoods 3600 cfm (supply/exhaust volume based on 18” sash height).

3	Furnish and install (2) 6’ hoods 2250 cfm.

PLUMBING:

1	Furnish and install CDA, N2 and Vacuum to all hoods as indicated on plans.

2	Provide automatic change over panel and manifold for N2 dewers.

3	Furnish and install CDA, N2 and VAC at (1) location along perimeter wall at line 7J.

HVAC:

1	Furnish and install new ducting as necessary to (2) relocated hoods.

2	Furnish and install new ducting as necessary to (4) new hoods.

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3	Furnish and install 4” snorkel/50 cfm with blast gate at ceiling at grid line 7J.

4	Furnish and install 450 cfm supply air and 500 exhaust. Provide new supply air and exhaust as required for new loads.

5	Provide 4” 25 cfm blast gate at ceiling for non-combustible vent (connection to chemical cabinets by tenant) between grid lines G&F line 8 there will be (4) individual dampers and aluma flex drops, from the ceiling (1) for each solvent cabinet.

FIRE SPRINKLERS:

1	Furnish and install new fire sprinklers in fume hoods.

ELECTRICAL:

1	Safe off and remove existing wire mold as necessary.

2	Furnish and install power to (2) relocate hoods as necessary.

3	Furnish and install power to (4) new hoods as necessary.

4	Furnish and install power to (1) new 4° refrigerator and (1) -20 freezer.

5	Furnish and install emergency power for (1) 4° refrigerator and (1) -20 freezer.

6	Furnish and install misc. power as needed for HVAC.

7	Furnish and install (1) 220v 15-amp single phase dedicated receptacle at line 7J.

NMR ROOM:

ELECTRICAL:

1	Furnish and install power for Varian 400 MHz in NMR room.

SERVER ROOM 102:

DOORS/FRAMES/HARDWARE:

1	Furnish and install (1) new 3/X9’ solid core wood door to be set in aluminum frame with “L” series locking hardware at server room 102.

METAL STUD FRAMING/SHEETROCK:

1	Frame new server room walls using 3-5/8” metal studs.
2	Furnish and install 5/8” type X sheetrock one side only.
3	Finish on newly installed sheetrock to match existing building texture.

HVAC:

1	Provide (1) 1.5-ton move and cool portable unit for rent. We will need to provide a condensate drain or the tenant will have to empty the condensate tank on daily basis.

2	Provide ventilation to remove condensing heat into open office area.

ELECTRICAL:

1	Furnish and install power as necessary for server room. Currently we have included (10) dedicated 120v circuits.

2	Provide power for portable 1.5-ton move and cool HVAC unit at server room.

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EXHIBIT G-2

PHASE 2 TENANT IMPROVEMENTS

July 30, 2008

John Tarlton

Tarlton Properties

955 Alma Ave.

Palo Alto, CA

Re:	NTERYX
34175 Ardenwood Blvd.
Fremont, CA

PHASE #2

AREA #1 OPEN OFFICE A 135:

SOFT DEMOLITION:

1	Cut in (1) new double door opening in existing wall between open office 135 & open office 143

2	Remove misc. acoustical ceiling tiles as necessary to accommodate new penetrating walls at (2) new private offices # 137 & 138.

INSULATION:

1	Furnish and install new R-13 unfaced batt insulation at new offices #137 & 138.

DOORS/FRAMES/HARDWARE:

1	Furnish and install (1) new pair of 6’x9’ solid core non rated wood doors to be set in new aluminum frame with “L” series hardware to match existing.

2	Furnish and install (2) new 3’x9’ solid core non rated wood doors to be set in new aluminum frame with 7’x9’ side lights and “L” series hardware at private offices #137 & 138 to match existing.

GLASS & GLAZING:

1	Furnish and install (2) new 7’x9’x1/4” clear tempered glazing to be set in newly installed aluminum frames at offices 137 & 138.

METAL STUD FRAMING/SHEETROCK:

1	Frame approx. 45lf of new private office through grid walls using 3-5/8” metal studs.

2	Frame (1) new double door opening in existing wall between open offices 143 & 135.

3	Install new 5/8’ Type X sheetrock on newly framed walls.

4	Finish wall to match existing building standard texture.

G-2-1

ACOUSTICAL CEILING:

1	Patch existing grid as necessary at new penetrating office walls at offices 137 & 138.

2	Replace ceiling tiles as necessary at newly patched ceiling grid at offices 137 & 138.

FLOORING:

1	Furnish and install new 4” rubber wall base at newly constructed private offices 137 & 138.

PAINTING:

1	Paint new Office walls (2) coats.

2	Paint existing walls affected by construction to nearest break point (1) coat.

3	Misc. paint touch up.

PLUMBING:

1	None

HVAC

1	Tie into existing system and install supply and return ducting as necessary

2	Furnish and install new supply and return air registers as needed in Private Offices.

3	Relocate existing duct work to accommodate new office layout.

4	Relocate existing supply and return air registers as necessary.

FIRE SPRINKLERS:

1	Relocate existing fire sprinkler heads as necessary.

2	Furnish and install new fire sprinkler heads to accommodate new office layout.

ELECTRICAL:

1	Relocate lighting as necessary.

2	Furnish and install new 2x4 lighting fixtures to match existing as closely as possible in Private Offices.

3	Furnish and install new switching as necessary for new Private Offices.

4	Re-work switching as necessary to accommodate new office layout.

5	Furnish and install new duplex receptacles and data ring and string outlets at private offices 137 & 138.

OPEN OFFICE AREA B:

SOFT DEMOLITION:

1	Remove existing glass and associated frame to allow construction of new private offices.

2	Remove misc. acoustical ceiling tiles and grid to accommodate construction of (3) new offices with penetrating walls.

INSULATION:

1	Furnish and install R-13 unfaced batts insulation at newly constructed private office wall.

DOORS/FRAMES/HARDWARE:

1	Furnish and install (1) new 3’x9’ aluminum frame with 2’x9’ sidelight at existing private office 129.

2	Furnish and install (2) new 3’x9’ solid core non rated wood doors to be set in new aluminum frames with 5’x9’ sidelights and “L” series hardware at private offices 130 & 131.

G-2-2

3	Furnish and install (1) new 3’x9’ solid core non rated wood door to be set in new aluminum frame with 4’x9’ sidelight and “L” series hardware at conference room 3 room #132.

GLASS & GLAZING:

1	Furnish and install (2) 5’x9’x1/4” clear tempered glass to be set in aluminum frames at offices 130 & 131.

2	Furnish and install (1) 4’x9’x1/4” clear tempered glass to be set in aluminum frames at conference room 3 #132.

3	Furnish and install (1) 2’x9’x1/4” clear tempered glass to be set in aluminum frame at existing office #129.

METAL STUD FRAMING/SHEETROCK:

1	Frame approx. 65lf of new through grid walls to create (3) new private offices using 3-5/8” metal studs.

2	Install new 5/8” type X sheetrock on newly framed walls.

3	Patch misc. demolition scars as necessary.

4	Finish on new sheetrock and scars to match existing texture as closely as possible.

ACOUSTICAL CEILING:

1	Patch misc. grid system where new wall penetrate at offices 130, 131 & 132.

2	Remove and replace misc. acoustical ceiling tiles as necessary to accommodate walls, HVAC, fire sprinklers and electrical.

FLOORING:

1	Furnish and install approx. 130lf of new 4” rubber wall base at newly created private offices.

PAINTING:

1	Paint new office walls (2) coats.

2	Paint existing office walls (1) coat.

HVAC:

1	New VAV box to be installed during Phase #1.

2	Furnish and install (1) new dual duct VAV zone for corner office.

3	Furnish and install (3) new supply registers.

4	Furnish and install (3) new return air registers.

5	Furnish and install new ducting to accommodate new private offices.

FIRE SPRINKLERS:

1	Relocate existing fire sprinkler heads to accommodate new office layout.

3	Furnish and install new fire sprinkler heads as necessary to accommodate new office layout.

ELECTRICAL:

1	Furnish and install 2x4 parabolic light fixtures to match existing as closely as possible in new private offices.

2	Relocate existing lighting fixtures to accommodate new office layout.

3	Furnish and install (7) new duplex receptacles.

4	Furnish and install (6) new ring and string outlets.

5	Re-work switching as necessary to accommodate new office layout.

6	Furnish and install new switching as necessary for new Private Offices.

G-2-3

AREA #5 BIOANALYTICAL/RAD:

SOFT DEMOLITION:

1	Remove approx. 30lf of existing angled wall between new RAD lab and open office 105.

2	Remove misc. acoustical ceiling grid as necessary to allow construction of through grid wall between RAD lab and open office 105.

CASEWORK:

1	Furnish and install approx. 166sf of new lower cabinets with countertops at RAD Lab.

2	Modify existing cabinets as necessary where hoods are to be removed.

INSULATION:

1	Furnish and install R-13 unfaced batts insulation at newly constructed RAD lab wall.

DOORS/FRAMES/HARDWARE:

1	Furnish and install electrified hardware at RAD Lab.

METAL STUD FRAMING/SHEETROCK

1	Frame approx. 29lf of new through grid wall between RAD lab and open office 105.

2	Install new 5/8” type X sheetrock on newly framed walls.

3	Patch misc. demolition scars as necessary.

4	Finish on new sheetrock and scars to match existing texture as closely as possible.

ACOUSTICAL CEILING:

1	Patch existing grid as necessary at new penetrating wall between RAD lab and open office 105.

2	Remove and replace misc. acoustical ceiling tiles as necessary to accommodate walls and plumbing.

FLOORING:

1	Furnish and install approx. 60lf of new 4” rubber wall base at newly constructed wall at RAD lab.

PAINTING:

1	Paint new walls (2) coats throughout.

2	Paint existing walls (1) coat throughout.

3	Minor paint touch up.

PLUMBING:

1	Furnish and install new sink in RAD Lab including water and waste lines, waste to drain into existing floor sink.

2	Furnish and install new CDA and VAC lines in (2) locations in RAD lab.

3	Furnish and install new N2 piping to (2) existing benches in Bioanalytical room.

4	Bench dewers to be located inside equipment/storage at existing N2 pipe manifold in room 123.

5	Furnish and install CDA and VAC lines to existing fume hood in bioanalytical room.

HVAC:

1	Furnish and install 4” at 50 cfm to (3) snorkel exhaust. HPLC vent header (closed system) by tenant, layout.

2	Convert freezer room to 2-8°c room 141.

FIRE SPRINKLERS:

1	Furnish and install new fire sprinklers to existing fume hoods.

G-2-4

ELECTRICAL:

1	Provide power for card reader in RAD Lab.

AREA #6 VIVARIUM 156-165

HARD DEMOLITION:

1	Saw cut break and remove concrete as necessary for plumbing.

SOFT DEMOLITION:

1	Remove existing walls as necessary.

2	Remove existing flooring throughout.

3	Remove existing rubber wall base.

4	Remove existing ceiling throughout.

5	Remove and salvage existing doors as necessary.

6	Misc. demolition as necessary.

7	Bead blast to remove existing epoxy flooring.

CONCRETE:

1	Patch misc. plumbing trenches as necessary.

INSULATION:

1	Furnish and install insulation in new walls.

2	Furnish and install insulation to existing walls at quar/isolation, all holding rooms and procedure rooms if not already existing.

ROOFING:

DOORS/FRAMES/HARDWARE:

1	Relocate (1) new pair 6’x9’ solid core door set in hollow metal frames.

2	Relocate (2) existing 3’x7’ metal doors set in hollow metal frames in Gowning.

3	Re-use existing hardware as necessary.

4	Furnish and install perimeter seal and surface mounted stainless steel auto door bottom for light control at all holding, quar/isolation and procedure rooms.

5	Furnish and install black out film on all door visionlites at holding, quar/isolation and procedure rooms.

METAL STUD FRAMING/SHEETROCK:

1	Frame new walls as necessary using 3-5/8” metal studs.

2	Frame new door openings as necessary using 3-5/8” metal studs.

3	Frame new ceilings using 6” metal stud joists.

4	Install new 5/8” type X sheetrock on newly framed walls and ceilings.

5	Patch misc. demolition scars. Finish on newly installed walls and ceilings to match existing building texture.

FLOORING:

1	Furnish and install moisture barrier in rooms where epoxy paint is bubbling as necessary.

2	Furnish and install self coving sheet vinyl with heat welded seams throughout.

PAINTING:

1	Paint new and existing walls and ceilings throughout with level 4 semi-gloss acrylic epoxy paint.

2	Misc. minor paint touch up.

PLUMBING:

1	Furnish and install new rough plumbing as necessary including waste, hot and cold water, DI water and vent piping as necessary.

G-2-5

2	Remove, cap and relocate existing piping as necessary.

3	Furnish and install necessary valves as necessary.

4	Furnish and install new floor drains as necessary.

5	Furnish and install new floor sinks as necessary.

6	Hook-up autoclave and glasswash only.

7	Relocate existing scullery to staging/cage wash room 165.

8	Furnish and install water and drain lines to ice maker in glass wash 158.

9	Hook-up owner provided washer and dryer in glass wash 158.

10	Furnish and install pluming as necessary for cage washer.

HVAC:

1	Furnish and install low exhaust with filter on exhaust grilles.

2	(10) exhaust intakes size 15 changes per hour.

3	Furnish and install associated galvanized steel ducts as necessary.

4	Furnish and install 1500CFM exhaust for cage wash.

5	Furnish and install (2) low exhaust, filter grilles, 600CFM and galvanized steel exhaust ducts in Procedure Room.

6	Add humidity control to the existing AH-8 area handling system will require control changes to cool the supply air to dehumidify the air stream and a 60KW – 200lbs per your modulating steam humidifier. Review existing air handler installation to verify the concept and design 30 to 70% RH and room temperature 64 to 79 degrees.

7	Makeup air for animal rooms, procedure, cage wash, etc- Reduct AH-8, add (6) HW reheat zones, rebalance AH-8 and cap main ducts from adjacent future tenant, increase outside air from 3800CFM to 600CFM.

FIRE SPRINKLERS:

1	Relocate existing fire sprinkler heads as necessary.

2	Furnish and install new fire sprinkler heads as necessary.

3	Remove misc. fire sprinkler heads as necessary.

4	Adjust existing fire sprinkler heads as necessary to accommodate new sheetrock ceiling.

ELECTRICAL:

1	Safe off for demolition as necessary.

2	Furnish and install new lighting fixtures as necessary to accommodate sheetrock ceiling.

3	Rework existing switching to accommodate new layout.

4	Furnish and install new switching as necessary to accommodate layout.

5	Furnish and install new receptacles as necessary.

6	Install power to glass wash and autoclave.

7	Install power to exhaust fans as necessary.

8	Furnish and install power to (1) under counter -20 freezer in staging/cage wash.

9	Furnish and install emergency power to (1) under counter -20 freezer in staging/cage wash.

10	Furnish and install (1) duplex receptacle at mice/rat changing station in staging/cage wash.

G-2-6

11	Furnish and install automatic individual local time clock lighting controller for each quar/isolation, and all holding and procedure rooms (no emergency lighting in these areas).

AREA #7 OPEN OFFICE/CONFERENCE ROOM 105-109 & 115 (SERVER ROOM 102 to be phase 1):

HARD DEMOLITION:

1	Saw cut as necessary to relocate existing janitors sink.

SOFT DEMOLITION:

1	Remove walls as necessary to create open office.

2	Remove and salvage doors for re-use.

3	Remove existing wall base.

4	Remove misc. sheetrock soffits.

5	Remove existing walls at octagon conference room.

6	Misc. selective demolition.

CONCRETE:

1	Patch misc. plumbing trenches.

ROUGH CARPENTRY:

1	Frame in existing opening between 1st and 2nd floors.

2	Furnish and install new supports for server room condensing unit.

ROOFING:

1	Roof in new roof top condensing unit on roof.

INSULATION:

1	Furnish and install insulation in all new walls.

DOORS/FRAMES/HARDWARE:

1	Furnish and install (1) new pair 6’x9’ solid core doors set in new hollow metal frame at lounge 106.

2	Furnish and install new “L” series door hardware as necessary.

GLASS & GLAZING:

1	Remove and relocate existing octagon glass conference room to new conference room location.

METAL STUD FRAMING/SHEETROCK:

1	Frame new server room walls as necessary using 3-5/8” metal studs.

2	Frame approx. 12lf new all to continue a straight line between vivarium and open office area using 3-5/8” metal studs.

3	Frame approx. 11lf of new wall between print/copy station and lounge 106 using 3-5/8” metal studs.

4	Frame approx. 17lf of new wall between break room 107 and lounge 106 using 3-5/8” metal studs.

5	Frame approx. 27lf of new full height wall between lounge 106, seating area 108 and hall 113 using 3-5/8” metal studs.

6	Frame approx. 25lf of new wall at janitors room 109.

7	Install new 5/8” type X sheetrock on newly framed walls.

8	Install new 5/8” type X sheetrock on infilled opening between 1st and 2nd floor as necessary.

9	Patch misc. demolition scars.

10	Finish on all new and existing walls to match existing texture.

G-2-7

ACOUSTICAL CEILING:

1	Furnish and install new acoustical ceiling grid as necessary in open area between 1st and 2nd floor at board room 115.

2	Furnish and install new acoustical ceiling tiles to match existing in newly installed grid.

3	Misc. acoustical ceiling patch as necessary where walls are to be removed.

4	Replace misc. acoustical ceiling tiles as necessary to accommodate HVAC and electrical in open office 105, lounge 106 setting area 108.

5	Furnish and install seismic posts and wires as necessary at newly installed grid.

FLOORING:

1	Furnish and install new carpet tiles over existing flooring throughout.

2	Furnish and install new 4” rubber wall base throughout.

PAINTING:

1	Paint new walls (2) coats throughout.

2	Paint existing walls (1) coat.

3	Minor touch up and patching as necessary.

PLUMBING:

1	Relocate existing janitors sinks as necessary.

2	Furnish and install new condensation lines for server room HVAC equipment as necessary.

3	Furnish and install new cold water lines in break room 107 at (3) locations.

4	Furnish and install (1) new dishwasher in break room 107.

HVAC:

1	Remove and cap existing ductwork as necessary to separate tenants.

2	Furnish and install (4) new HW reheat VAV zones.

3	Reduct existing zones as necessary.

4	Furnish and install (15) supply grilles and (7) return air grilles.

5	Furnish and install new roof top condensing unit.

6	Relocate thermostats as necessary.

7	Furnish and install pneumatic controls.

8	Furnish and install (1) new 1.5 or 1-ton split system to serve server room only per BTU loads provided by tenant.

FIRE SPRINKLERS:

1	Remove existing fire sprinklers as necessary to accommodate new office layout.

2	Furnish and install new fire sprinklers as necessary to accommodate new office layout.

3	Relocate existing fire sprinkler heads as necessary to accommodate new office layout.

ELECTRICAL:

1	Safe off for demolition as necessary.

2	Relocate existing switching as necessary.

3	Furnish and install new switching in conference room as necessary.

4	Furnish and install new lighting in conference room as necessary.

5	Furnish and install (10) dedicated 120v circuits in server room.

6	Furnish and install power to new server room split system including condensing unit.

G-2-8

7	Furnish and install new lighting as necessary.

8	Relocate existing lighting fixtures and display lighting as necessary.

FIRE LIFE SAFETY:

1	Re-work and relocate existing fire life safety devises and wiring as necessary throughout.

ALTERNATIVES:

IN-FILL 1ST FLOOR LOUNGE AREA:

1	Frame in existing opening between 1st & 2nd floors.

CUT IN WINDOW OPENINGS AT EXISTING CONCRETE WALL:

1	Saw-cut openings in existing concrete tilt up wall as necessary.

2	Furnish and install misc. structural steel.

3	Furnish and install new aluminum window system to match existing as closely as possible.

LOBBY

DOORS/FRAMES/HARDWARE:

1	Install salvaged pair double doors, frame and hardware.

2	Furnish and install (1) new 3’x9’ solid core door set in frame to match existing lobby double doors.

3	Furnish and install new hardware as necessary.

METAL STUD FRAMING/SHEETROCK:

1	Frame new lobby walls using 3-5/8” metal studs.

2	Install new 5/8” type X sheetrock on newly framed walls.

3	Finish on new walls and demo scars to match existing building finish.

PAINTING:

1	Paint new and existing walls (2) coats.

2	Misc. minor touch up painting.

FIRE SPRINKLERS:

1	Furnish and install new fire sprinklers as necessary to accommodate new office layout.

ELECTRICAL:

1	Relocate switching as necessary.

2	Relocate lighting as necessary.

3	Provide power for relocated card reader at lobby 100.

DEMISING CORRIDOR:

SOFT DEMOLITING:

1	Remove walls and doors as necessary to create new demising corridor.

INSULATION:

1	Furnish and install new wall insulation at demising corridor.

METAL STUD FRAMING/SHEETROCK:

1	Frame new demising corridor using 6” 18ga. Metal studs full height 28’.

2	Install new 5/8” type X sheetrock on newly framed demising corridor.

3	Finish on new sheetrock to match existing building texture.

ACOUSTICAL CEILING:

1	Tie into existing acoustical ceiling system and match as closely as possible.

PAINTING:

1	Paint occupied side of demising corridor (2) coats.

G-2-9

HVAC:

1	Furnish and install new ducting as necessary to accommodate new corridor.

2	Furnish and install new supply and return air registers as necessary.

FIRE SPRINKLERS:

1	Relocate existing fire sprinkler heads as necessary to accommodate new office layout.

2	Furnish and install new fire sprinklers as necessary to accommodate new office layout.

3	Remove existing fire sprinklers as necessary to accommodate new office layout.

ELECTRICAL:

1	Furnish and install new lighting in corridor as necessary.

2	Furnish and install new switching as necessary.

3	Furnish and install new exit signs as necessary.

G-2-10

EXHIBIT G-3

LANDLORD WORK

1.	In-fill 1st floor lounge area (allowance)

2.	Cut window openings in existing concrete wall (allowance per opening)

3.	New Entry Lobby (allowance) including the following:

a.	Millwork

b.	Doors/Frames/Hardware

c.	Metal Stud Framing/Sheetrock

d.	Painting

e.	HVAC

f.	Electrical

4.	Demising Corridor

G-3-1

EXHIBIT H

SIGNAGE

Subject to Landlord’s approval of the details thereof and compliance with Applicable Laws, Tenant shall be entitled to install its name and logo, at its sole cost, on its pro-rata share of the monument sign for the Building, on the front entry door to the Premises and on the glass door entry to the Premises.

H-1

EXHIBIT I

TENANT’S PERSONAL PROPERTY

Portable lab benches

Washes

Incubators

Vivarium equipment

NMR

Biology:
Fluorescent Microscope w/ CCD camera	1
steneomaster zoom microscope	1
inverted microscope	1
CO2incubator	2
bench top centrifuge	1
HD Super Worktables	3
Biosafety Hood	1
hot plate	2
Shaking incubator	1
bench top centrifuge	1
ice maker	1
desicators	2
vortex mixer	4
Plate Reader	1
pipettors	many
upright freezer (-80°C)	1
upright freezer (-20°C)	2
Countertop freezer (-20°C)	2
storage cabinet	1
refrigerator	1
rotating shecker	1
micro centrifuge	2
Centrifuge	1
Cell Harvester	1
Top Count	1
ACE Alera Clinical Chemistry System	1
pH meter	1
scale and balance	2
analytical balance	1
Glass washer	1
Autoclave	1
cage washer

cages	many
Cage racks	6
under counter freezer	1
Total

Chemistry
combi-reactors	0
scale-up reactors	1
freeze dryer	0
NMR	1
IR
DSC rotavapor	3
balances	5
glassware (5000 per chemist)	1
hot plate	10
high vacuum	5
manifold	5
particle sizer
refrigerator	3
solvent cabinet	3

Analytical Chemistry
LC/MS	1
MS/MS	1
IC	1
Prep LC	1

General
Refrigerator	1
Copiers	3
Servers	2
Telephone equipment	1
Various IT equipment

Leica

VWR

Olympus

VWR, Binder, C150-UL

VWR, Allegra X-15R or X-22 or X-22R, Beckman

Coulter

VWR

VWR

VWR 700 series

VWR

VWR, Allegra X-15R or X-22 or X-22R, Beckman

Coulter

VWR

VWR

VWR

VWR

VWR

VWR

VWR, Biomedical freezer, Sanyo

VWR

Fisher Isotemp Refrigerator

VWR, Roto-Shake Genie 6-in-1 Multi-Purpose

Rotator/Rocker

VWR, Biofuge Fresco Centrifuges

VWR, Beckman Coulter

PerkinElmer

PerkinElmer

Modern Lab Svc

VWR

VWR

VWR

VWR

EXHIBIT J

FORM OF ESTOPPEL CERTIFICATE

To:	34175 Ardenwood Venture, LLC
17190 Bernardo Center Drive
San Diego, California 92128
Attention: General Counsel/Real Estate

BioMed Realty, L.P.

17190 Bernardo Center Drive

San Diego, California 92128

Re:	[PREMISES ADDRESS] (the “Premises”) at 34175 Ardenwood Boulevard, Fremont, California (the “Property”)

The undersigned tenant (“Tenant”) hereby certifies to you as follows:

1. Tenant is a tenant at the Property under a lease (the “Lease”) for the Premises dated as of August 8, 2008. The Lease has not been cancelled, modified, assigned, extended or amended [except as follows: [            ]], and there are no other agreements, written or oral, affecting or relating to Tenant’s lease of the Premises or any other space at the Property. The lease term expires on [                    ], 20[    ].

2. Tenant took possession of the Premises, currently consisting of [                    ] square feet, on [                    ], 20[    ], and commenced to pay rent on [                    ], 20[    ]. Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises, and does not hold the Premises under an assignment or sublease [, except as follows: [                    ]].

3. All base rent, rent escalations and additional rent under the Lease have been paid through [                    ], 20[    ]. There is no prepaid rent[, except $[            ]][, and the amount of security deposit is $[            ] [in cash][in the form of a letter of credit]]. Tenant currently has no right to any future rent abatement under the Lease, except as expressly provided therein.

4. Base rent is currently payable in the amount of $[            ] per month.

5. Tenant is currently paying estimated payments of additional rent of $[            ] per month on account of real estate taxes, insurance, management fees and common area maintenance expenses.

6. All work to be performed for Tenant under the Lease has been performed as required under the Lease and has been accepted by Tenant[, except [                    ]], and all allowances to be paid to Tenant, including allowances for tenant improvements, moving expenses or other items, have been paid.

7. The Lease is in full force and effect, free from default and free from any event that could become a default under the Lease, and Tenant has no claims against the landlord or offsets or defenses against rent, and there are no disputes with the landlord. Tenant has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents payable thereunder[, except [                    ]].

J-1

8. [Tenant has the following expansion lights or options for the Property: [                    ].][Tenant has no rights or options to purchase the Property.]

9. To Tenant’s knowledge, no hazardous wastes have been generated, treated, stored or disposed of by or on behalf of Tenant in, on or around the Premises or the Project in violation of any environmental laws.

10. The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF LANDLORD, PURCHASER OR LENDER, AS APPROPRIATE] or its assignee is acquiring the Property in reliance on this certificate and that the undersigned shall be bound by this certificate. The statements contained herein may be relied upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], 34175 Ardenwood Venture, LLC, BMR-34175 Ardenwood Boulevard LLC, BioMed Realty, L.P., BioMed Realty Trust, Inc., and any [other] mortgagee of the Property and their respective successors and assigns.

Any capitalized terms not defined herein shall have the respective meanings given in the Lease.

Dated this [    ] day of [                    ], 20[    ].

[            ],

a [            ]

By:
Name:
Title:

J-2

EXHIBIT K

LANDLORD’S PERSONAL PROPERTY

	Executive Desk	Cubicle	Cubicle chairs	Leather Chairs	Side Chair	Wood book shelf	small wood file cabinets	conference room/round table	BoD Table
Open Office B			2			2	1	1
148	1			1	1		1
147	1			1	1	1	1
146	1			1	1		2
145	1			1	1	1	2
		10	10
Open Office A		14	7
BoD Room				10	2				1
Lounge area								4

K-1